As filed with the Securities and Exchange Commission on July 6, 2023.

Registration No. 333-271831

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SSHT S&T Group Ltd.

(Exact name of Registrant as specified in its charter)

Nevada	8742	93-0734888
(Incorporation or	(Primary Standard Industrial	(I.R.S. Employer
organization)	Classification Code Number)	Identification Number)

46 Reeves Road, Pakuranga

Auckland, New Zealand, 2010

+61 405-223-877

(Name, address, telephone number of agent for service)

Zonghan Wu

Chief Executive Officer

SSHT S&T Group Ltd.

46 Reeves Road, Pakuranga

Auckland, New Zealand, 2010

+61 405-223-877

(Address and Telephone Number of Registrant’s Principal Executive Offices and Principal Place of Business)

Communication Copies to

Jeff Turner

JDT Legal, PLLC

897 W Baxter Dr.

South Jordan, UTAH 84095

Telephone: (801) 810-4465

Facsimile: (888) 920-1297

Email: jeff@jdt-legal.com

Approximate date of proposed sale to the public: As soon as practicable and from time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging Growth Company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby may amend this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

The information in this prospectus is not complete and may be changed without notice. The Selling Security Holders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and neither the Registrant nor the Selling Security Holders are soliciting offers to buy these securities, in any state where the offer or sale of these securities is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED July 6, 2023

SSHT S&T GROUP LTD.

100,000,000 SHARES OF COMMON STOCK

This is a public offering of our common stock, a par value $0.001 per share. The Company is selling up to 100,000,000 shares of its common stock.

This offering will terminate on the date which is 360 days from the effective date of this prospectus, although the Company may close the offering on any date prior if the offering is fully subscribed to or upon the vote of our board of directors.

The Company expects the public offering price of the shares to be $0.01 per share of our common stock.

SSHT S&T Group Ltd. (“Company”, or “SSHT”) is a holding company organized under the laws of the State of Nevada, which owns 100% of Wahoo Holdings, Ltd., a BVI company (“WHL”). WHL owns 100% of Shanghai Jieshi Management Consulting Co., Ltd. (“SJMC”). SSHT conducts its business operations through SJMC. Neither of SSHT or WHL is a Chinese operating company. SSHT is a Nevada holding company which owns 100% of WHL which operates business through SJMC in China. This involves unique risks to investors. SSHT exercises effective control over the operations of SJMC pursuant to a series of contractual arrangements, under which SSHT is entitled to receive substantially all of its economic benefits. Furthermore, investors who participate in this offering will owns equity interests in SSHT and may never own shares in our Chinese operating subsidiary. Investors should also be aware that Chinese regulatory authorities could disallow our corporate structure which would likely result in a material change to our operations and/or decline in the value of the securities registered under this offering. Please see “Risks Relating to Doing Business in China” starting on page 9.

There are legal and operational risks associated with having China-based operations. These risks could result in a material change in the value of the securities of SSHT being registered for sale or could significantly limit or completely hinder SSHT’s ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. Investors should be aware that Chinese regulatory authorities could disallow Please see “Risks Relating to Doing Business in China” starting on page 9.

Recently, Beijing amended its rules for overseas listings. In conjunction with said amendments, the Cyberspace Administration of China (“CAC”) launched an investigation which recently culminated in an announcement favouring plans to delist in the US in favour of Hong Kong. These actions show how recent statements and regulatory actions by China’s government, such as those related to the use of variable interest entities and data security or anti-monopoly concerns, may impact the Company’s ability to conduct its business, accept foreign investments, or list on a U.S. or other foreign exchange.

Trading securities may be prohibited under the Holding Foreign Companies Accountable Act (“HFCAA”), as amended by the Consolidated Appropriations Act (“CAA”) of 2023. If the PCAOB determines that it cannot inspect or fully investigate SSHT’s auditor for two consecutive years, an exchange may delist the securities offered herein. In 2021, the PCAOB issued a determination that positions taken by authorities in mainland China and Hong Kong prevented the PCAOB from inspecting and investigating completely registered public accounting firms headquartered in those jurisdictions. On December 15, 2022, the PCAOB vacated its 2021 determinations. The principal place of business of the Company’s auditor, Shandong Haoxin Certified Public Accountants Co., Ltd., is: Suite 717, Building 10, Financial Square, No. 4899 Dongfengdong St., High-Tech District, Weifang, Shandong, PRC. Should the PCAOB reissue or make a new determination regarding an inability to inspect or fully investigate registered public accounting firms located in mainland China or Hong Kong, the Company will need to retain a new auditor to avoid a prohibition on the trading of its securities.

All of the Company’s operations are conducted by SJMC, which is controlled by WHL, and is a wholly-foreign-owned entity (“SJMC”) based in China which involves unique risks to investors. SJMC structure is used to provide investors with exposure to foreign investment in Chinese-based companies where Chinese law prohibits direct foreign investment in the operating companies. Investors may never hold equity interests in the Chinese operating company. SJMC structure is not as stable as some have imagined. The senior management and the shareholders of the domestic company play a very important role in SJMC structure. Once there are changes to such positions involving interests, potential risks of SJMC structure will appear. Chinese regulatory authorities could disallow this structure, which would likely result in a material change in our operations and/or a material change in the value of the securities we are registering for sale, including that it could cause the value of such securities to significantly decline or become worthless.

The Company will settle amounts owed under SJMC structure by transferring dividends, or distributions between the holding company and its subsidiaries and consolidated entities, or to investors, which have not yet occurred. SSHT intends to rely primarily on dividends paid by SJMC for our cash needs for applicable agreements, and the funds necessary to pay dividends and other cash distributions, if any, to our shareholders, to service any debt we may incur and to pay our operating expenses. SSHT has made no such distributions to date and SSHT has no current cash management policies in place. SSHT will look to implement one in the near future.

There are no legal, arbitral or governmental proceedings, regulatory investigations or other governmental decisions, rulings, orders, or actions before any Governmental Agencies in progress or pending in the PRC to which the Company or any Material PRC Company is a party or to which any assets of any Material PRC Company is a subject which, if determined adversely against any of the Company and the Material PRC Company, would be reasonably expected to have a material adverse effect.

All dividends declared and payable upon the equity interests in SJMC may be converted into foreign currency and freely transferred out of the PRC free of any deductions in the PRC, provided that (i) the declaration and payment of such dividends complies with applicable PRC Laws and the constitutional documents of SJMC, and (ii) the remittance of such dividends out of the PRC complies with the procedures required by the relevant PRC Laws relating to foreign exchange administration.

The Company faces uncertainties with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies. Despite the above, based on the current structure, these risks remain immaterial, regardless of the recent statements and regulatory actions by China’s government.

Adverse changes in economic and political policies of the PRC government could have a material and adverse effect on overall economic growth in China, which could materially and adversely affect business. General macroeconomic conditions may materially and adversely affect SJMC’s business, prospects, results of operations and financial position. The PRC government’s control over foreign currency conversion may adversely affect our business and results of operations and our ability to remit dividends. PRC regulation of loans to and direct investments in PRC entities by offshore holding companies may delay or prevent us from using the proceeds of this offering to make loans or additional capital contributions to SSHT’s operating subsidiary in China, which could materially and adversely affect SSHT’s liquidity and ability to fund and expand business.

Assuming no offer, issuance or sale of the Common Shares has been or will be made directly or indirectly within the PRC, a prior approval from the CSRC is not required for the Offering. However, there are substantial uncertainties regarding the interpretation and application of the M&A Rules, other PRC Laws and future PRC laws and regulations, and there can be no assurance that any Governmental Agency will not take a view that is contrary to or otherwise different from the opinions stated herein. Subject to any applicable administrative procedures required by PRC Laws, and provided that all required Governmental Authorizations have been duly obtained, the due application of the net proceeds to be received by the Company from the issue Common Shares as disclosed in the Prospectus under the caption “Use of Proceeds” does not and immediately after the Offering will not contravene any applicable PRC Laws, the articles of association or the business licenses of the Material PRC Company, except for such contravention or default which would not be reasonably expected to have a Material Adverse Effect.

There is no tax or duty payable by or on behalf of the Material PRC Company under applicable PRC Laws in connection with the creation, allotment and issuance Common Shares, provided that each person taking the aforementioned actions is not subject to PRC tax by reason of citizenship, permanent establishment, residence or otherwise subject to PRC tax imposed on or measured by net income or net profits.

Assuming no offer, issuance or sale of the Common Shares has been or will be made directly or indirectly within the PRC, it is not necessary that such documents be filed or recorded now with any Governmental Agency in the PRC.

There are no reporting obligations to any Governmental Agency under PRC Laws on those holders of Common Shares who are not deemed to be PRC residents as defined under applicable PRC Laws, to the extent that no reporting obligation is triggered by the purchase or holding of Common Shares under the PRC anti-monopoly laws, rules and regulations.

The Company currently intends to retain all available funds and future earnings, if any, for the operation and expansion of our business and do not anticipate declaring or paying any dividends in the foreseeable future. Any future determination related to SSHT’s dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deem relevant, and subject to the restrictions contained in any future financing instruments.

U.S shareholders may face difficulties in effecting service of process against the Company and officers and directors, as Zonghan Wu is based in New Zealand, at 46 Reeves Road, Pakuranga 2010, New Zealand. Even with proper service of process, the enforcement of judgments obtained in U.S. courts or foreign courts based on the civil liability provisions of the U.S. federal securities laws would be extremely difficult. Furthermore, there would be added costs and issues with bringing an original action in foreign courts to enforce liabilities based on the U.S. federal securities laws against the Company.

The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Therefore, SSHT may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. Furthermore, if SSHT’s subsidiary in the PRC incur debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments. If SSHT or our subsidiaries are unable to receive all of the revenues from our operations, we may be unable to pay dividends on our Shares.

Cash dividends, if any, on SSHT’s Shares will be paid in U.S. dollars. If SSHT is considered a PRC tax resident enterprise for tax purposes, any dividends paid to our overseas shareholders may be regarded as China-sourced income and as a result may be subject to PRC withholding tax at a rate of up to 10.0%.

The registered capital of the Material PRC Company has been duly paid in accordance with applicable PRC Laws and their respective articles of association, to the extent that such registered capital is required to be paid prior to the date hereof.

All of the Company’s business operations are conducted in China. Accordingly, business, financial condition, results of operations and prospects are affected significantly by economic, political and legal developments in China. Although the PRC economy has been transitioning from a planned economy to a more market-oriented economy since the late 1970s, the PRC government continues to exercise significant control over China’s economic growth through direct allocation of resources, monetary and tax policies, and a host of other government policies such as those that encourage or restrict investment in certain industries by foreign investors, control the exchange between the Renminbi and foreign currencies, and regulate the growth of the general or specific market. While the Chinese economy has experienced significant growth in the past 30 years, growth has been uneven, both geographically and among various sectors of the economy. As the PRC economy has become increasingly linked with the global economy, China is affected in various respects by downturns and recessions of major economies around the world. The various economic and policy measures enacted by the PRC government to forestall economic downturns or bolster China’s economic growth could materially affect our business. Any adverse change in the economic conditions in China, in policies of the PRC government or in laws and regulations in China could have a material adverse effect on the overall economic growth of China and market demand for our outsourcing services. Such developments could adversely affect our businesses, lead to reduction in demand for our services and adversely affect our competitive position.

The PRC legal system is based on written statutes. Prior court decisions may be cited for reference but have limited precedential value. Since the late 1970s, the PRC government has been building a comprehensive system of laws and regulations governing economic matters in general. The overall effect has been to significantly enhance the protections afforded to various forms of foreign investments in China. We conduct our business primarily through our SJMC, SJMC is established in China. These companies are generally subject to laws and regulations applicable to foreign investment in China. However, since these laws and regulations are relatively new and the PRC legal system continues to rapidly evolve, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involves uncertainties, which may limit legal protections available to SSHT. In addition, some regulatory requirements issued by certain PRC government authorities may not be consistently applied by other government authorities (including local government authorities), thus making strict compliance with all regulatory requirements impractical, or in some circumstances impossible. For example, we may have to resort to administrative and court proceedings to enforce the legal protection that we enjoy either by law or contract.

Zonghan Wu, Chief Executive Officer, owns and controls 79.4% of the voting interest of the Company. Following the offering, and assuming the offering is fully subscribed, Zonghan Wu will hold a 41.5% of the interest of the Company. As a result, this shareholder will be able to exercise significant control and/or influence over all matters requiring shareholder approval, including the election of directors and approval of significant corporation transactions. Thus, the individual who makes up the present management will be able to maintain his position as Director and Chief Executive Officer and effectively operate the Company’s business, regardless of other investors’ preferences.

The Company is quoted on the OTC Pink market and there is a limited established market for our stock. The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a company. In determining the number of shares to be offered and the offering price, we took into consideration our capital structure and the amount of money we would need to implement our business plans. Accordingly, the offering price should not be considered an indication of the actual value of our securities.

Investing in our common stock involves a high degree of risk. See “Risk Factors” for certain risks you should consider before purchasing any shares in this offering. This prospectus is not an offer to sell these securities and it is not the solicitation of an offer to buy these securities in any state where the offeror sale is not permitted.

The offering is being conducted on a self-underwritten, best efforts basis, which means our management will attempt to sell the shares being offered hereby on behalf of the Company. There is no underwriter for this offering.

Completion of this offering is not subject to us raising a minimum offering amount. We do not have an arrangement to place the proceeds from this offering in an escrow, trust, or similar account. Any funds raised from the offering will be immediately available to us for our immediate use.

We are an “emerging growth company” under the federal securities laws and will be subject to reduced public company reporting requirements. Our common stock is quoted under the symbol “SSHT” on the OTC Markets (“OTC Pink”). On June 15, 2023, the last reported sale price of our common stock was $1.00.

Any purchaser of common stock in the offering may be the only purchaser, given the lack of a minimum offering amount.

This Offering is highly speculative, and these securities involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Company does not plan to use this offering prospectus before the effective date.

The date of this Prospectus is July 6, 2023.

ADDITIONAL INFORMATION

You should rely only on the information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement. No one has been authorized to provide you with different information. The shares are not being offered in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of such documents.

The following table of contents has been designed to help you find information contained in this prospectus. We encourage you to read the entire prospectus.

Please read this Prospectus carefully and in its entirety. This Prospectus contains disclosure regarding our business, our financial condition and results of operations and risk factors related to our business and our Common Stock, among other material disclosure items. We have prepared this Prospectus so that you will have the information necessary to make an informed investment decision.

You should rely only on information contained in this Prospectus. We have not authorized any other person to provide you with different information. This Prospectus is not an offer to sell, nor is it seeking an offer to buy these securities in any state where the offer or sale is not permitted. The Selling Stockholder may not sell the securities listed in this Prospectus until the Registration Statement filed with the Securities and Exchange Commission is effective. The information in this Prospectus is complete and accurate as of the date on the front cover, but the information may have changed since that date.

The Registration Statement containing this Prospectus, including the exhibits to the Registration Statement, provides additional information about us and our Common Stock offered under this Prospectus. The Registration Statement, including the exhibits and the documents incorporated herein by reference, can be read on the Securities and Exchange Commission website or at the Securities and Exchange Commission offices mentioned under the heading “Where You Can Find More Information.”

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PROSPECTUS SUMMARY

You should carefully read all information in the prospectus, including the financial statements and their explanatory notes under the Financial Statements prior to making an investment decision.

This summary highlights selected information appearing elsewhere in this prospectus. While this summary highlights what we consider to be important information about us, you should carefully read this entire prospectus before investing in our Common Stock, especially the risks and other information we discuss under the headings “Risk Factors”, our “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and our consolidated financial statements and related notes beginning on page F-1. Our fiscal year end is December 31. We have included audited financial statements for fiscal years ended December 31, 2022, and 2021 in this prospectus. Some of the statements made in this prospectus discuss future events and developments, including our future strategy and our ability to generate revenue. These forward-looking statements involve risks and uncertainties which could cause actual results to differ materially from those contemplated in these forward-looking statements. See “Special Note Regarding Forward-Looking Statements” on page 15 of this Prospectus.

Except as otherwise required by the context, references in this prospectus to “the Company,” “SSHT,” “we,” “our,” “us” refer to SSHT S&T Group Ltd.

This summary contains basic information about us and the offering. Because it is a summary, it does not contain all the information that you should consider before investing. You should read the entire prospectus carefully, including the risk factors and our financial statements and the related notes to those statements included in this prospectus.

We have not authorized anyone to provide you with different information and you must not rely on any unauthorized information or representation. We are not making an offer to sell these securities in any jurisdiction where an offer or sale is not permitted. This document may only be used where it is legal to sell these securities. You should assume that the information appearing in this prospectus is accurate only as of the date on the front of this prospectus, regardless of the time of delivery of this prospectus, or any sale of our common stock. Our business, financial condition and results of operations may have changed since the date on the front of this prospectus. We urge you to carefully read this prospectus before deciding whether to invest in any of the common stock being offered.

Overview

We provide capital market research, back-office support, financial accounting, listing support, and support for mergers and acquisitions for our clients.

Our Corporate History and Background

The Company was incorporated on March 7, 1984, under the laws of the State of Oregon as Gold Genie Worldwide, Inc. On June 13,1988 the Company filed an amendment to its Articles of Incorporation and changed its name to Products, Services & Technology Corporation. On June 2, 1997, the Company redomiciled to Utah and changed its name to Wireless Data Solutions, Inc. on June 13, 1997. In August of 2007, the Company redomiciled to Nevada, where its registration remains active and in good standing. In December of 2021, the Company changed its name to SSHT S&T Group Ltd.

On December 05, 2022, the Company entered into a Definitive Share Exchange Agreement with Wahoo Holdings Ltd., a British Virgin Islands corporation (“WHL”), whereunder the Company acquired 100% ownership interest in WHL for the issuance of 10,000,000 shares of the Company’s common stock. WHL, through its China based subsidiary, Shanghai Jieshi Management Consulting Co., Ltd.(“SJMC”), provides capital market research, back-office support, financial accounting, listing support and support for mergers and acquisitions to its clients. The transaction closed effective December 08, 2022, and has been treated as a business combination under common control, resulting in WHL becoming a wholly-owned subsidiary of the Company.

As a result of the above transaction, the Company’s corporate structure is as follows:

SSHT S&T Group Ltd., a Nevada corporation with a principal place of business at 46 Reeves Road, Pakuranga 2010, New Zealand (referred to herein as the “Company” or “SSHT”) is the public holding company and trades on OTC Markets under ticker symbol SSHT. The Company owns and controls 100% of the shares of Wahoo Holdings Ltd, a British Virgin Island company (“WHL”). Investors who participate in the offering contemplated herein will be purchasing shares of SSHT only.

WHL is a holding company and wholly owned subsidiary of SSHT. WHL owns and controls 100% of the shares of Shanghai Jieshi Management Consulting Co., Ltd (“SJMC”).

SJMC is a Chinese company and a wholly owned and operating subsidiary of WHL. SJMC is conducting business operations described herein in China.

The Company faces many risk factors by having its operations in China. Accordingly, our business, financial condition, results of operations and prospects are affected significantly by economic, political, and legal developments in China. Although the PRC economy has been transitioning from a planned economy to a more market-oriented economy since the late 1970s, the PRC government continues to exercise significant control over China’s economic growth through direct allocation of resources, monetary and tax policies, and other government policies such as those encouraging or restricting investment in certain industries by foreign investors, controlling the exchange between the Renminbi and foreign currencies, and regulating the growth of the general or specific market. While the Chinese economy has experienced significant growth in the past 30 years, growth has been uneven, both geographically and among various sectors of the economy. As the PRC economy has become increasingly linked with the global economy, China is affected in various respects by downturns and recessions of major economies around the world. The various economic and policy measures enacted by the PRC government to forestall economic downturns or bolster China’s economic growth could materially affect our business. Any adverse change in the economic conditions in China, in policies of the PRC government or in laws and regulations in China could have a material adverse effect on the overall economic growth of China and market demand for our outsourcing services. Such developments could adversely affect our businesses, lead to reduction in demand for our services and adversely affect our competitive position.

The PRC legal system is based on written statutes. Prior court decisions may be cited for reference but have limited precedential value. Since the late 1970s, the PRC government has been building a comprehensive system of laws and regulations governing economic matters in general. The overall effect has been to significantly enhance the protections afforded to various forms of foreign investments in China. We conduct our business primarily through WHL and SJMC in China. These companies are generally subject to laws and regulations applicable to foreign investment in China. However, since these laws and regulations are relatively new and the PRC legal system continues to rapidly evolve, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involves uncertainties, which may limit available legal protections. In addition, some regulatory requirements issued by certain PRC government authorities may not be consistently applied by other government authorities (including local government authorities), thus making strict compliance with all regulatory requirements impractical, or in some circumstances impossible. For example, we may have to resort to administrative and court proceedings to enforce the legal protection that we enjoy either by law or contract.

We face uncertainties with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies. Despite the above, based on our current structure, these risks remain immaterial, regardless of the recent statements and regulatory actions by China’s government.

Adverse changes in economic and political policies of the PRC government could have a material and adverse effect on overall economic growth in China, which could materially and adversely affect our business. General macroeconomic conditions may materially and adversely affect our business, prospects, results of operations and financial position. The PRC government’s control over foreign currency conversion may adversely affect our business and results of operations and our ability to remit dividends. PRC regulation of loans to and direct investments in PRC entities by offshore holding companies may delay or prevent us from using the proceeds of this offering to make loans or additional capital contributions to our operating subsidiary in China, which could materially and adversely affect our operations and/or our liquidity and our ability to fund and expand business.

Any risks that any actions by the Chinese government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers could significantly limit or completely hinder your ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

Business Overview

The main business of SJMC is to provide business consulting services to small and medium-sized enterprises and, using a team of accounting and finance professionals, to provide its clients with capital market research, back-office support, financial accounting, listing support, and support for mergers and acquisitions. Upon completion of the Company’s acquisition of WHL and SJMC, the Company’s primary focus has been providing comprehensive going public consulting services designed to help small and medium-sized enterprises become public companies on suitable markets and exchanges. The Company’s goal is to become an international financial consulting company with clients and offices throughout Asia. To date, we have focused on helping clients go public on the OTC markets and exchanges in the U.S., but we are in the process of expanding our service to listing clients on domestic exchanges in China as well as the Hong Kong Stock Exchange. Currently, we have not had any clients list on any U.S. exchanges other than OTC Markets.

In China, a fast-growing economy and a positive market environment have created many entrepreneurial and high-growth enterprises, many of which need assistance in obtaining development funds through financing. China has relatively immature financial systems compared to developed countries. Due to restrictions imposed by China’s foreign exchange regulations, it is difficult for foreign capital to enter China’s capital market. Because of the strict listing policies and a relatively closed financial environment in mainland China, most small to medium sized enterprises in the development stage are unable to list on domestic exchanges in China. Therefore, many Chinese enterprises strive to enter international capital markets through overseas listing for equity financing. However, in China, there is a general lack of understanding of international capital markets, as well as a lack of professional institutions that provide overseas going public consulting services to these companies, and many of them may not be familiar with overseas listing requirements.

Under PRC laws and regulations, arrangements and transactions among related parties may be subject to audit or challenge by the PRC tax authorities within ten years after the taxable year when the transactions are conducted. We could face material and adverse tax consequences if the PRC tax authorities determine that the contractual arrangements among SJMC and its shareholders do not represent arm’s-length prices and consequently adjust SJMC’s income in the form of a transfer pricing adjustment. A transfer pricing adjustment could, among other things, result in a reduction, for PRC tax purposes, of expense deductions recorded by SJMC, which could in turn increase its tax liabilities. In addition, the PRC tax authorities may impose late payment fees and other penalties on SJMC for any unpaid taxes. Our consolidated net income may be materially and adversely affected if SJMC’s tax liabilities increase or if they are subject to late payment fees or other penalties.

WHL is required to bear the losses of SJMC, thus our liquidity may be adversely affected, which could harm our financial condition and results of operations.

The Company faces uncertainties as to whether market clearance is required, and, if required, whether it can timely obtain such clearance, or at all. If the Company is not able to obtain such clearance when required, its structure may be regarded as invalid or illegal. As a result, the Company would not be able to (i) exert control over SJMC, and (ii) receive the economic benefits of SJMC or consolidate the financial results of SJMC. Were this to occur, the Company’s results of operations and financial condition would be materially and adversely affected.

The payment of dividends out of China by entities organized in the PRC is subject to limitations, procedures, and formalities. Regulations in the PRC currently permit payment of dividends only out of accumulated profits as determined in accordance with accounting standards and regulations in China. SJMC is also required to set aside at least 10% of its after-tax profit based on PRC accounting standards each year to its compulsory reserves fund until the accumulative amount of such reserves reaches 50% of its registered capital.

The transfer to this reserve must be made before distribution of any dividend to shareholders. The surplus reserve fund is non-distributable other than during liquidation and can be used to fund previous years’ losses, if any, and may be utilized for business expansion or converted into share capital by issuing new shares to existing shareholders in proportion to their shareholding or by increasing the par value of the shares currently held by them, provided that the remaining reserve balance after such issue is not less than 25% of the registered capital.

Cash dividends, if any, on Company Shares will be paid in U.S. dollars. If the Company is considered a PRC tax resident enterprise for tax purposes, any dividends we pay to our overseas shareholders may be regarded as China-sourced income and, as a result, may be subject to PRC withholding tax at a rate of up to 10%.

There is no assurance that the PRC government will not intervene or impose restrictions on your ability to do so.

The Company will settle amounts owed under SJMC structure by transferring dividends, or distributions between the holding company and its subsidiaries and consolidated entities, or to investors. The Company intends to rely primarily on dividends paid by SJMC for our cash needs for applicable agreements, and the funds necessary to pay dividends and other cash distributions, if any, to our shareholders, to service any debt we may incur, and to pay its operating expenses. The Company has made no such distributions to date, nor does it have current cash management policies in place but looks to implement one in the near future.

All dividends declared and payable upon the equity interests in SJMC may be converted into foreign currency and freely transferred out of the PRC free of any deductions in the PRC, provided that (i) the declaration and payment of such dividends complies with applicable PRC Laws and the constitutional documents of SJMC, and (ii) the remittance of such dividends out of the PRC complies with the procedures required by the relevant PRC Laws relating to foreign exchange administration.

Assuming no offer, issuance or sale of the Common Shares has been or will be made directly or indirectly within the PRC, a prior approval from the CSRC is not required for the Offering. However, there are substantial uncertainties regarding the interpretation and application of the M&A Rules, other PRC Laws and future PRC laws and regulations, and there can be no assurance that any Governmental Agency will not take a view that is contrary to or otherwise different from the opinions stated herein. Subject to any applicable administrative procedures required by PRC Laws, and provided that all required Governmental Authorizations have been duly obtained, the due application of the net proceeds to be received by the Company from the issue Common Shares as disclosed in the Prospectus under the caption “Use of Proceeds” does not and immediately after the Offering will not contravene any applicable PRC Laws, the articles of association or the business licenses of the Material PRC Company, except for such contravention or default which would not be reasonably expected to have a Material Adverse Effect.

There is no tax or duty payable by or on behalf of the Company under applicable PRC Laws in connection with the creation, allotment and issuance Common Shares, provided that each person taking the aforementioned actions is not subject to PRC tax by reason of citizenship, permanent establishment, residence or otherwise subject to PRC tax imposed on or measured by net income or net profits.

Assuming no offer, issuance or sale of the Common Shares has been or will be made directly or indirectly within the PRC, it is not necessary that such documents be filed or recorded now with any Governmental Agency in the PRC.

There are no reporting obligations to any Governmental Agency under PRC Laws on those holders of Common Shares who are not deemed to be PRC residents as defined under applicable PRC Laws, to the extent that no reporting obligation is triggered by the purchase or holding of Common Shares under the PRC anti-monopoly laws, rules, and regulations.

The Company intends to retain all available funds and future earnings, if any, for the operation and expansion of its business and does not anticipate declaring or paying any dividends in the foreseeable future. Any future determination related to dividend policies will be made at the discretion of our board of directors after considering the Company’s financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deem relevant, and subject to the restrictions contained in any future financing instruments.

Trading securities may be prohibited under the HFCAA, as amended by the CAA, if the PCAOB determines that it cannot inspect or fully investigate our auditor for two consecutive years, and that as a result an exchange may determine to delist your securities.

The consolidated financial statements accompanying this Prospectus have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company’s ability to continue as a going concern is dependent upon its ability to generate positive cash flow from its operating company, and/or raise capital through equity and debt financing or other means on desirable terms. If the Company is unable to obtain additional funds when they are required or if the funds cannot be obtained on favourable terms, management may be required to restructure the Company or cease operations. The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Principal Suppliers & Customers

The Company’s principal clients are and have been small and medium sized Chinese companies who seek our services to achieve their goal of becoming public companies We have established long-term professional relationships with a group of well-known third party professional providers both in China and in the U.S., such as investment banks, certified public accounting firms, law firms, investor relations agencies, whose services and support are necessary for us to provide high quality one-stop going public consulting service to our clients

Employees

We have 3 people employed and 1 full-time person employed by the Company.

Implications of Being an Emerging Growth Company

As a company with less than $1.0 billion in revenue during our most recently completed fiscal year, we qualify as an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended, which we refer to as the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable, in general, to public companies that are not emerging growth companies. These provisions include:

●	Reduced disclosure about our executive compensation arrangements;

●	No non-binding shareholder advisory votes on executive compensation or golden parachute arrangements;

●	Exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting; and

●	Reduced disclosure of financial information in this prospectus, limited to two years of audited financial information and two years of selected financial information.

As a smaller reporting company, each of the foregoing exemptions is currently available to us. We may take advantage of these exemptions for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company if we have more than $1.0 billion in annual revenues as of the end of a fiscal year, if we are deemed to be a large-accelerated filer under the rules of the Securities and Exchange Commission, or if we issue more than $1.0 billion of non- convertible debt over a three-year-period.

The JOBS Act permits an emerging growth company to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies. We have elected the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act until the earlier of the date we (i) are no longer an emerging growth company or (ii) affirmatively and irrevocably opt out of the extended transition period provided in the JOBS Act. As a result, our financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.

Where You Can Find Us

As of December 31, 2022, the issuer rents an office at 46 Reeves Road, Pakuranga Auckland, New Zealand, 2010 and Room B-17, 4th Floor, Building 1, No. 608 Pengfeng Road, Xiaokunshan Town, Songjiang District, Shanghai for its staff on a month-to-month basis.

THE OFFERING

Issuer:	SSHT S&T Group Ltd.

Common stock offered by us:	100,000,000 shares at $0.01 per share

Common stock outstanding before the offering:	109,903,473 shares as of April 10, 2023

Common stock to be outstanding after the offering:	209,903,473 shares.

Use of proceeds:

We expect to receive net proceeds from this offering of approximately $1,000,000 assuming all the shares offered hereby are sold and before deducting estimated offering expenses payable by us.

We intend to use the net proceeds of the offering for working capital and other general corporate purposes. See “Use of Proceeds.”

Dividend policy:	We have never declared or paid cash dividends on our common stock. We currently intend to retain all of our future earnings, if any, to finance the growth and development of our business. We do not intend to pay cash dividends in respect of our common stock in the foreseeable future. Any future determination to pay dividends will be at the discretion of our board of directors.

OTC Symbol:	SSHT

Risk factors:	Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 7 of this prospectus for a discussion of factors you should carefully consider before deciding to invest in our common stock.

Emerging Growth Company

We are and we will remain an “emerging growth company” as defined under The Jumpstart Our Business Startups Act (the “JOBS Act”), until the earliest to occur of (i) the last day of the fiscal year during which our total annual revenues equal or exceed $1 billion (subject to adjustment for inflation), (ii) the last day of the fiscal year following the fifth anniversary of our initial public offering, (iii) the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt securities, or (iv) the date on which we are deemed a “large accelerated filer” (with at least $700 million in public float) under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”).

As an “emerging growth company”, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include:

●	only two years of audited financial statements in addition to any required unaudited interim financial statements with correspondingly reduced “Management’s Discussion and Analysis” disclosure;

●	reduced disclosure about our executive compensation arrangements;

●	no requirement that we hold non-binding advisory votes on executive compensation or golden parachute arrangements; and

●	exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting.

RISK FACTORS

The shares of our Common Stock being offered for resale by the Selling Shareholders are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose their entire amount invested in the Common Stock. Accordingly, prospective investors should carefully consider, along with other matters referred to herein, the following risk factors in evaluating our business before purchasing any shares of Common Stocks. If any of the following risks actually occurs, our business, financial condition or operating results could be materially adversely affected. In such a case, you may lose all or part of your investment. You should carefully consider the risks and the other information in this Prospectus before investing in our Common Stock.

Risks Related to Our Business

We have a limited operating history and are subject to the risks encountered by early-stage companies.

Our operating subsidiary, SJMC, has only been in business since June 26, 2019. We did not generate any revenue until the year ended December 31, 2021. As a start-up company, our business strategies and model are constantly being tested by the market and operating results, and we pursue to adjust our allocation of resources accordingly. As such, our business may be subject to significant fluctuations in operating results in terms of amounts of revenues and percentages of total with respect to the business segments.

We are, and expect for the foreseeable future to be, subject to all the risks and uncertainties, inherent in a new business and in an industry which is in the early stages of development in China. As a result, we must establish many functions necessary to operate a business, including expanding our managerial and administrative structure, assessing and implementing our marketing program, implementing financial systems and controls and personnel recruitment. Accordingly, you should consider our prospects in light of the costs, uncertainties, delays and difficulties frequently encountered by companies with a limited operating history. These risks and challenges are, among other things:

●	we operate in an industry that is or may in the future be subject to increasing regulation by various governmental agencies in China;

●	we may require additional capital to develop and expand our operations which may not be available to us when we require it;

●	our marketing and growth strategy may not be successful;

●	our business may be subject to significant fluctuations in operating results; and

●	we may not be able to attract, retain and motivate qualified professionals.

Our future growth will depend substantially on our ability to address these and the other risks described in this prospectus. If we do not successfully address these risks, our business will be significantly harmed.

Our historical financial results may not be indicative of our future performance.

Our net loss was $ 76,831 for the year ended December 31, 2021, and increased to a net income of $437 for the year ended December 31, 2022. However, our historical growth rate and the limited history of operations make it difficult to evaluate our prospects. We may not be able to sustain our historically rapid growth or may not be able to grow our business at all.

Changes in the U.S. capital markets could make our services less attractive to our clients and adversely affect our business and financial condition.

Our consulting services help our clients based in mainland China become public companies. We are expanding our consulting services to include Chinese domestic exchanges and the Hong Kong Stock Exchange, but currently, all our former and current clients have chosen to go public in the U.S. We believe this is due to the more flexible rules provided by the U.S. OTC markets and exchanges than the Chinese domestic exchanges, as well as the attractive financing and growth opportunities the U.S. capital market, which has remained relatively stable comparing to the Chinese capital market. As a result, our going public consulting business has grown since we acquired it on December 8, 2022. However, changes in the U.S. capital markets could make our service less desirable to Chinese enterprise. For example, if the U.S. OTC markets and exchanges make their rules more stringent to Chinese enterprises, then fewer Chinese enterprises will be able to use our consulting services to go public in the U.S., and our business and financial condition will be adversely affected as a result.

A severe or prolonged downturn in the global or Chinese economy could materially and adversely affect our business and our financial condition.

Although the Chinese economy has grown steadily in the past decade, there is considerable uncertainty over the long-term effects of the expansionary monetary and fiscal policies adopted by the People’s Bank of China and financial authorities of some of the world’s leading economies, including the United States and China. There have also been concerns on the relationship among China and other western countries, which may result in or intensify potential conflicts in relation to territorial disputes. Economic conditions in China are sensitive to global economic conditions, as well as changes in domestic economic and political policies and the expected or perceived overall economic growth rate in China. Any severe or prolonged slowdown in the global or Chinese economy may materially and adversely affect our business, results of operations and financial condition.

Increasing competition within our industry could have an impact on our business prospects.

The financial consulting market is an industry where new competitors can easily enter since there are no significant barriers to entry. Competing companies may have significantly greater financial and other resources than we have and may offer services that are more attractive to companies seeking funds; increased competition would have a negative impact on both our revenues and our profit margins.

If we fail to hire, train and retain qualified managerial and other employees, our business and results of operations could be materially and adversely affected.

We place substantial reliance on the consulting and financial service industry experience and knowledge of our chairman as well as their relationships with other industry participants. The loss of the services of chairman could hinder our ability to effectively manage our business and implement our growth strategies. Finding suitable replacements for our current chairman could be difficult, and competition for such personnel of similar experience is intense. If we fail to retain our chairman, our business and results of operations could be materially and adversely affected.

Since our Chairman will own at least 69.9% of our Common Stock following the sale of the offering, he will have the ability to elect directors and approve matters requiring shareholder approval by way of resolution of members.

Mr. Zonghan Wu, our Chairman of the Board, is currently the beneficial owner of 87,300,000, or 79.4% of our outstanding Common Stock, If we sell the offering number of Common Stock, Mr. Wu will have the right to vote 41.5% of the Common Stock. Mr. Wu is expected to have the power to elect all directors and approve all matters requiring shareholder approval without the votes of any other shareholder. He is expected to have significant influence over a decision to enter into any corporate transaction and has the ability to prevent any transaction that requires the approval of shareholders, regardless of whether or not our other shareholders believe that such transaction is in our best interests. Such concentration of voting power could have the effect of delaying, deterring, or preventing a change of control or other business combination, which could, in turn, have an adverse effect on the market price of our Common Stock or prevent our shareholders from realizing a premium over the then-prevailing market price for their Common Stock

Risks Relating to Doing Business in China

There are significant uncertainties under the Draft Foreign Investment Law relating to the status of businesses in China controlled by foreign invested entities primarily through contractual arrangements, such as our business.

On January 19, 2015, MOFCOM published a draft of the PRC Law on Foreign Investment (Draft for Comment), or the Draft Foreign Investment Law. At the same time, MOFCOM published an accompanying explanatory note of the Draft Foreign Investment Law, or the Explanatory Note, which contains important information about the Draft Foreign Investment Law, including its drafting philosophy and principles, main content, plans to transition to the new legal regime and treatment of business in China controlled by foreign invested enterprises, or FIEs, primarily through contractual arrangements. The Draft Foreign Investment Law utilizes the concept of “actual control” for determining whether an entity is considered to be a foreign-invested enterprise, and defines “control” broadly to include, among other things, voting or board control through contractual arrangements.

The Draft Foreign Investment Law proposes significant changes to the PRC foreign investment legal regime and may have a material impact on Chinese companies listed or to be listed overseas. The Draft Foreign Investment Law would regulate FIEs the same way as PRC domestic entities, except for those FIEs that operate in industries deemed to be either “restricted” or “prohibited” in a “negative list.” The Draft Foreign Investment Law also provides that only FIEs operating in industries on the negative list will require entry clearance and other approvals that are not required of PRC domestic entities. As a result of the entry clearance and approvals, certain FIE’s operating in industries on the negative list may not be able to continue to conduct their operations through contractual arrangements. The Draft Foreign Investment Law also provides that entities established in China but controlled by foreign investors will be treated as FIEs, while entities set up outside of China which are controlled by PRC persons or entities, would be treated as domestic entities after completion of market entry procedures. The MOFCOM, and the National Development and Reform Commission, or NDRC, promulgated the Catalogue of Industries for Guiding Foreign Investment, or the Catalogue, as amended on March 10, 2015, which came into effect on April 10, 2015, and as further amended on June 28, 2018 and came into effect on July 28, 2018 (the “2018 Catalogue”). According to the 2018 Catalogue, financial consulting services sector in which the Company is currently engaged in business operations, are not deemed to be either “restricted” or “prohibited” in a “negative list.” However, the MOFCOM and NDRC publish new Catalogues from time to time that may change the scope of the “negative list,” and as such it is uncertain whether future Catalogues may re-classify financial consulting services sector in the “negative list.”

There is substantial uncertainty regarding the Draft Foreign Investment Law, including, among others, what the actual content of the law will be as well as the adoption and effective date of the final form of the law. As a result, we cannot assure you that the new Foreign Investment Law, when it becomes effective, will not have a material and adverse effect on our ability to conduct our business.

The Draft Foreign Investment Law, if enacted as proposed, may also materially impact our corporate governance practice and increase our compliance costs. For instance, the Draft Foreign Investment Law imposes stringent ad hoc and periodic information reporting requirements on both foreign investors and the FIE subject to the law. Aside from an investment implementation report and an investment amendment report that are required for each investment and alteration of investment specifics, an annual report is mandatory, and large foreign investors meeting certain criteria are required to report on a quarterly basis. Any company found to be noncompliant with these information reporting obligations may potentially be subject to fines and/or administrative or criminal liabilities, and the persons directly responsible may be subject to criminal liabilities.

The United States Senate has passed the Accelerating Holding Foreign Companies Accountable Act, which, through the enactment of the CAA, decreased the number of “non-inspection years” from three years to two years, and thus, reduced the time before your securities may be prohibited from trading or delisted.

With the enactment of the Accelerating Holding Foreign Companies Accountable Act, as amended by the CAA, our common shares may be prohibited from trading or even delisted in two years from the completion of the offering. Furthermore, the Commission adopted rules to implement the HFCAA and, pursuant to the HFCAA, the PCAOB has issued its report notifying the Commission of its determination that it is unable to inspect or investigate completely accounting firms headquartered in mainland China or Hong Kong. Therefore, our common shares are at advanced risk of prohibition from trading or delisting in two years from the offering. If the PRC adopts positions at any time in the future that would prevent the PCAOB from continuing to inspect or investigate completely our auditor, we could then be delisted within two years.

We face uncertainties with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies.

We face uncertainties with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies. PRC Governmental Agencies may intervene or influence the Company’s operations at any time, which could result in a material change in the Company’s operations and/or the value of the Common shares. There is a risk that such action could significantly limit or completely hinder the Company’s ability to offer or continue to offer any securities to investors and cause the value of such securities to significantly decline or be worthless.

Adverse changes in economic and political policies of the PRC government could have a material and adverse effect on overall economic growth in China, which could materially and adversely affect our business. General macroeconomic conditions may materially and adversely affect our business, prospects, results of operations and financial position. The PRC government’s control over foreign currency conversion may adversely affect our business and results of operations and our ability to remit dividends. PRC regulation of loans to and direct investments in PRC entities by offshore holding companies may delay or prevent us from using the proceeds of this offering to make loans or additional capital contributions to our operating subsidiary in China, which could materially and adversely affect our liquidity and our ability to fund and expand business.

The M&A Rules and certain other PRC regulations may make it more difficult for us to pursue growth through acquisitions. Under the Enterprise Income Tax Law, we may be classified as a “Resident Enterprise” of China. Such classification will likely result in unfavourable tax consequences to us and our non-PRC shareholders and have a material adverse effect on our results of operations and the value of your investment. The M&A Rules, among other things, purport to require CSRC approval prior to the listing and trading on an overseas stock exchange of the securities of an offshore special purpose vehicle established or controlled directly or indirectly by Material PRC Companies or individuals and formed for the purpose of overseas listing through the acquisition of PRC domestic interests held by such Material PRC Companies or individuals.

Based on our understanding of the explicit provisions under PRC Laws, and assuming no offer, issuance or sale of the Common shares has been or will be made directly or indirectly within the PRC, a prior approval from the CSRC is not required for the Offering. However, there are substantial uncertainties regarding the interpretation and application of the M&A Rules, other PRC Laws and future PRC laws and regulations, and there can be no assurance that any Governmental Agency will not take a view that is contrary to or otherwise different from our opinions stated herein. Subject to any applicable administrative procedures required by PRC Laws, and provided that all required Governmental Authorizations have been duly obtained, the due application of the net proceeds to be received by the Company from the issue Common shares as disclosed in the Prospectus under the caption “Use of Proceeds” does not and immediately after the Offering will not contravene any applicable PRC Laws, the articles of association or the business licenses of the Material PRC Companies, except for such contravention or default which would not be reasonably expected to have a Material Adverse Effect.

The Chinese government, in general, has significant oversight and discretion over the conduct of our business and has made recent statements indicating an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers.

With the Chinese government having a material say over our operations, we are subject to its policy changes and exertions of control. Any such action could significantly limit or completely hinder our ability to offer or continue to offer our common stock to investors and cause the value of such securities to significantly decline or be worthless. Furthermore, the Chinese government has recently indicated that it may seek to exert even more control over Chinese operating companies, which would compound these risks. Any risks that any actions by the Chinese government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers could significantly limit or completely hinder your ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

Changes in the policies of the PRC government could have a significant impact upon our ability to operate profitably in the PRC.

Currently, we conduct all of our operations and all of our revenue is generated in the PRC. Accordingly, economic, political and legal developments in the PRC will significantly affect our business, financial condition, results of operations and prospects. Policies of the PRC government can have significant effects on economic conditions in the PRC and the ability of businesses to operate profitably. Our ability to operate profitably in the PRC may be adversely affected by changes in policies by the PRC government, including changes in laws, regulations or their interpretation that may affect our ability to operate as currently contemplated.

Because our business is dependent upon government policies that encourage a market-based economy, changes in the political or economic climate in the PRC may impair our ability to operate profitably, if at all.

Although the PRC government has been pursuing a number of economic reform policies for more than two decades, the PRC government continues to exercise significant control over economic growth in the PRC. Because of the nature of our business, we are dependent upon the PRC government pursuing policies that encourage private ownership of businesses. Restrictions on private ownership of businesses would affect the securities business in general and businesses using real estate services in particular. We cannot assure you that the PRC government will pursue policies favoring a market-oriented economy or that existing policies will not be significantly altered, especially in the event of a change in leadership, social or political disruption, or other circumstances affecting political, economic and social life in the PRC.

PRC laws and regulations governing our current business operations are sometimes vague and uncertain and any changes in such laws and regulations may impair our ability to operate profitably.

There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations including, but not limited to, the laws and regulations governing our business and the enforcement and performance of our arrangements with customers in certain circumstances. The laws and regulations are sometimes vague and may be subject to future changes, and their official interpretation and enforcement may involve substantial uncertainty. The effectiveness and interpretation of newly enacted laws or regulations, including amendments to existing laws and regulations, may be delayed, and our business may be affected if we rely on laws and regulations which are subsequently adopted or interpreted in a manner different from our understanding of these laws and regulations. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. We cannot predict what effect the interpretation of existing or new PRC laws or regulations may have on our business.

Because our business is conducted in RMB and the price of our Common Stock is quoted in United States dollars, changes in currency conversion rates may affect the value of your investments.

Our business is conducted in the PRC, our books and records are maintained in RMB, which is the currency of the PRC, and the financial statements that we file with the SEC and provide to our shareholders are presented in United States dollars. Changes in the exchange rate between the RMB and dollar affect the value of our assets and the results of our operations in United States dollars. The value of the RMB against the United States dollar and other currencies may fluctuate and is affected by, among other things, changes in the PRC’s political and economic conditions and perceived changes in the economy of the PRC and the United States. Any significant revaluation of the RMB may materially and adversely affect our cash flows, revenue and financial condition. Further, our Common Stock offered by this prospectus are denominated in United States dollars, we will need to convert the net proceeds we receive into RMB in order to use the funds for our business. Changes in the conversion rate between the United States dollar and the RMB will affect that amount of proceeds we will have available for our business.

Recent events have resulted in greater oversight by the Cyberspace Administration of China (CAC) over data security, particularly for companies seeking to list on a foreign exchange.

Recently, Beijing amended its rules for overseas listings. In conjunction with said amendments, the Cyberspace Administration of China (“CAC”) launched an investigation which recently culminated in an announcement favouring plans to delist in the US in favour of Hong Kong. These actions show how recent statements and regulatory actions by China’s government, such as those related to the use of variable interest entities and data security or anti-monopoly concerns, may impact the Company’s ability to conduct its business, accept foreign investments, or list on a U.S. or other foreign exchange.

Trading securities may be prohibited under the Holding Foreign Companies Accountable Act (“HFCAA”), as amended by the Consolidated Appropriations Act (“CAA”) of 2023. If the PCAOB determines that it cannot inspect or fully investigate SSHT’s auditor for two consecutive years, an exchange may delist the securities offered herein. In 2021, the PCAOB issued a determination that positions taken by authorities in mainland China and Hong Kong prevented the PCAOB from inspecting and investigating completely registered public accounting firms headquartered in those jurisdictions. On December 15, 2022, the PCAOB vacated its 2021 determinations. The principal place of business of the Company’s auditor, Shandong Haoxin Certified Public Accountants Co., Ltd., is: Suite 717, Building 10, Financial Square, No. 4899 Dongfengdong St., High-Tech District, Weifang, Shandong, PRC. Should the PCAOB reissue or make a new determination regarding an inability to inspect or fully investigate registered public accounting firms located in mainland China or Hong Kong, the Company will need to retain a new auditor to avoid a prohibition on the trading of its securities.

Risks Related to Our Common Stock

Our securities are “Penny Stock” and subject to specific rules governing their sale to investors.

Under SEC Rule 15g-9 we are a “penny stock,” which is defined as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a person’s account for transactions in penny stocks; and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

To approve a person’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person; and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination; and that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for Company’s shareholders to sell shares of our common stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Because we became public by means of a merger, we may not be able to attract the attention of major brokerage firms.

Additional risks may exist since we became public through a merger with a publicly traded company. Securities analysts of major brokerage firms may not provide coverage of us since there is little incentive to brokerage firms to recommend the purchase of our common stock. No assurance can be given that brokerage firms will want to conduct any secondary offerings on our behalf in the future.

Compliance with the reporting requirements of federal securities laws can be expensive.

We will become a fully reporting company upon the effectiveness of this offering and will be subject to the information and reporting requirements of the Exchange Act and other federal securities laws and the compliance obligations of the Sarbanes-Oxley Act. The costs of preparing and filing annual and quarterly reports and other information with the SEC and furnishing audited reports to stockholders are substantial.

Applicable regulatory requirements, including those contained in and issued under the Sarbanes-Oxley Act of 2002, may make it difficult for us to retain or attract qualified officers and directors, which could adversely affect the management of our business and our ability to obtain or retain listing of our common stock.

As a fully reporting company under Section 13 of the Exchange Act, we may be unable to attract and retain those qualified officers, directors and members of board committees required to provide for effective management because of the rules and regulations that govern publicly held companies, including, but not limited to, certifications by principal executive officers. The enactment of the Sarbanes-Oxley Act has resulted in the issuance of a series of related rules and regulations and the strengthening of existing rules and regulations by the SEC, as well as the adoption of new and more stringent rules by the stock exchanges. The perceived increased personal risk associated with these changes may deter qualified individuals from accepting roles as directors and executive officers.

Further, some of these changes heighten the requirements for board or committee membership, particularly with respect to an individual’s independence from the corporation and level of experience in finance and accounting matters. We may have difficulty attracting and retaining directors with the requisite qualifications. If we are unable to attract and retain qualified officers and directors, the management of our business and its ability to obtain or retain listing of our shares of common stock on any stock exchange (assuming we elect to seek and are successful in obtaining such listing) could be adversely affected.

If we fail to maintain an effective system of internal controls, we may not be able to accurately report our financial results or detect fraud. Consequently, investors could lose confidence in our financial reporting and this may decrease the trading price of our stock.

We must maintain effective internal controls to provide reliable financial reports and detect fraud. We have been assessing our internal controls to identify areas that need improvement. Failure to identify and thereafter implement required changes to our internal controls or any others that we identify as necessary to maintain an effective system of internal controls, if any, could harm our operating results and cause investors to lose confidence in our reported financial information. Any such loss of confidence would have a negative effect on the trading price of our stock.

The price of our common stock may become volatile, which could lead to losses by investors and costly securities litigation.

The trading price of our common stock is likely to be highly volatile and could fluctuate in response to factors such as:

●	actual or anticipated variations in our operating results;

●	announcements of developments by us or our competitors;

●	regulatory actions regarding our products;

●	announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

●	adoption of new accounting standards affecting our industry;

●	additions or departures of key personnel;

●	introduction of new products by us or our competitors;

●	sales of our common stock or other securities in the open market; and

●	Other events or factors, many of which are beyond our control such as the continuation of disruptions due to COVID-19.

The stock market is subject to significant price and volume fluctuations. In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been initiated against such a company. Litigation initiated against us, whether or not successful, could result in substantial costs and diversion of its management’s attention and resources, which could harm our business and financial condition.

Our common stock is controlled by insiders.

Our officers and directors beneficially own approximately 80% of our outstanding shares of common stock. Such concentrated control may adversely affect the price of our common stock. Investors who acquire common stock may have no effective voice in our management. Sales by our insiders or affiliates, along with any other market transactions, could negatively affect the market price of our common stock.

If we do not meet the listing standards of a national securities exchange our investors’ ability to make transactions in our securities will be limited, and we will be subject to additional trading restrictions.

Our securities currently are traded over-the-counter on the OTC Pink and are not qualified to be listed on a national securities exchange, such as NASDAQ. Accordingly, we face significant material adverse consequences, including:

●	a limited availability of market quotations for our securities;

●	reduced liquidity with respect to our securities;

●	our shares of common stock are currently classified as “penny stock” which requires brokers trading in our shares of common stock to adhere to more stringent rules, resulting in a reduced level of trading activity in the secondary trading market for our shares of common stock;

●	a limited amount of news and analyst coverage for our company; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Since our Common Stock is traded on OTC Pink, our common stock is a covered security. Although the states are preempted from regulating the sale of our securities, the federal statute allows the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. Further, if we were no longer traded over-the-counter, our common stock would not be a covered security and we would be subject to regulation in each state in which we offer our securities.

Because we do not anticipate paying any cash dividends on our capital stock in the foreseeable future, capital appreciation, if any, will be your sole source of gain.

We have never declared or paid cash dividends on our capital stock. We currently intend to retain all of our future earnings, if any, to finance the growth and development of our business. In addition, the terms of any future debt agreements may preclude us from paying dividends. As a result, capital appreciation, if any, of our securities will be your sole source of gain for the foreseeable future.

No audit or compensation committee

Because we do not have an audit or compensation committee, stockholders will have to rely on our entire Board of Directors, none of which are independent, to perform these functions. We do not have an audit or compensation committee comprised of independent directors. Indeed, we do not have any audit or compensation committee. These functions are performed by our Board of Directors as a whole. No members of our Board of Directors are independent directors. Thus, there is a potential conflict in that Board members who are also part of management will participate in discussions concerning management compensation and audit issues that may affect management decisions.

Cautionary Note

We have sought to identify what we believe to be the most significant risks to our business, but we cannot predict whether, or to what extent, any of such risks may be realized nor can we guarantee that we have identified all possible risks that might arise. Investors should carefully consider all of such risk factors before making an investment decision with respect to our common stock.

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. These statements relate to future events or our future financial performance. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should” or “will” or the negative of these terms or other comparable terminology.

These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, including those discussed under “Risk Factors.” The following factors, among others, could cause our actual results and performance to differ materially from the results and performance projected in, or implied by, the forward-looking statements:

●	the success of our existing and new technologies;

●	our ability to successfully develop and expand our operations;

●	changes in economic conditions, including continuing effects from the recent recession;

●	damage to our reputation or lack of acceptance of our brands;

●	economic and other trends and developments, including adverse weather conditions, in those local or regional areas in which our operations are concentrated;

●	increases in our labor costs, including as a result of changes in government regulation;

●	labor shortages or increased labor costs;

●	increasing competition in the industry in general;

●	changes in attitudes or negative publicity regarding drug safety and health concerns;

●	the success of our marketing programs;

●	potential fluctuations in our quarterly operating results due to new products and other factors;

●	the effect on existing products of focusing on other products in the same markets;

●	of our management team;

●	strain on our infrastructure and resources caused by our growth;

●	the impact of federal, state or local government regulations relating to the industry;

●	the impact of litigation;

●	statements regarding our goals, intentions, plans and expectations, including the introduction of new products and markets and locations we intend to target in the future;

●	statements regarding the anticipated timing and impact of our pending acquisitions;

●	statement regarding our expectation with respect to the potential issuance of stock or shares in connection with our acquisitions or in connection with providing services to client companies.; and

●	statement with respect to having adequate liquidity.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements:

●	changes in the pace of legislation;

●	other regulatory developments that could limit the market for our products;

●	our ability to successfully integrate acquired entities;

●	competitive developments, including the possibility of new entrants into our primary markets;

●	the loss of key personnel; and

●	other risks discussed in this document.

All forward-looking statements in this document are based on information currently available to us as of the date of this prospectus, and we assume no obligation to update any forward-looking statements other than as required by law.

USE OF PROCEEDS

Because the offering is a best-efforts offering, we are presenting this information assuming that we sell 25%, 50%, 75%, and 100% of the shares offered hereby. For the purposes of this table, we used $0,01, the per-share offering price.

	100%	75%	50%	25%
Gross Offering Proceeds	$1,000,000	$750,000	$500,000	$250,000
Offering Costs	$70,000	$70,000	$70,000	$70,000
Use of Net Proceeds:
Working Capital	$930,000	$680,000	$430,000	$180,000

We intend to use the net proceeds as follows:

Expansion of Company’s administrative offices, additional staffing in sales, marketing and support personnel, working capital and general corporate purposes.

General and administrative expenses pertain to operating expenses rather than to expenses that can be directly related to the production of any goods or services, utilities, insurance and managerial salaries which may come at a later date.

This expected use of the net proceeds from this offering and our existing cash, cash equivalents and short-term investments represent our intentions based upon our current plans and business conditions. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering. We have no current agreements, commitments or understandings for any material acquisitions or licenses of any products, businesses or technologies.

Our management will have broad discretion over the uses of the net proceeds from this offering. Pending these uses, we intend to invest the net proceeds from this offering in a variety of capital preservation investments, including short-term, interest-bearing investment grade securities, money market accounts, certificates of deposit and direct or guaranteed obligations of the U.S. government.

DETERMINATION OF OFFERING PRICE

We currently expect the offering price to be $0,01 per share of our common stock for the shares of stock being offered by us pursuant to this prospectus.

The offering price of the common stock has been arbitrarily determined by our board of directors and bears no relationship to any objective criterion of value. The price does not bear any relationship to the Company’s assets, book value, historical earnings or net worth. In determining the offering price, the board of directors considered such factors as the lack of recent trading prices of the common stock, the board’s perception of our future prospects, past and anticipated operating results, present financial resources and the likelihood of selling the shares of common stock offered hereby. Accordingly, the offering price should not be considered an indication of the actual value of the Company or the common stock.

As noted above you should not consider the offering price as an indication of the value of our common stock. You should not assume or expect that, after the offering, our shares of common stock will trade at or above the offering price in any given time period. Our stock is not quoted on any major stock market. The market price of our common stock may decline during or after the offering, and you may not be able to sell the underlying shares of our common stock purchased during the offering at a price equal to or greater than the offering price. You should obtain advice from your financial advisor before purchasing shares and make your own assessment of our business and financial condition, our prospects for the future, and the terms of the offering.

DILUTION

The offering price of the Shares of Common Stock being offered for sale pursuant to this Offering is substantially higher than the book value per share of the Common Stock. Accordingly, investors purchasing the Shares pursuant to this Offering will experience an immediate and significant dilution in the book value per share of the Shares purchased. We may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders. See Management’s Discussion and Analysis—We may require additional capital to finance our operations in the future, but that capital may not be available when it is needed and could be dilutive to existing stockholders and we can sell additional shares of common stock without consulting stockholders and without offering shares to existing stockholders, which would result in dilution of stockholders’ interests in SSHT S&T Group Ltd. and could depress our stock price.

The price of the current offering is fixed at $0.01 per common share.

Assuming completion of the offering, there will be up to 209,903,473 common shares outstanding. The following table illustrates the per common share dilution that may be experienced by investors at various funding levels based on the Company’s net tangible book value of ($57,804) as of December 31, 2022.

Funding Level	100%	75%	50%	25%
Gross Proceeds	$1,000,000	$750,000	$500,000	$250,000
Offering Price	$0.01	$0.01	$0.01	$0.01
Net Tangible Book Value per Share of Common Stock before this Offering	$(0.000526)	$(0.000526)	$(0.000526)	$(0.000526)
Increase in Net Tangible Book Value per Share Attributable to New Investors in this Offering	$0.005015	$0.004270	$0.003291	$0.001951
Net Tangible Book Value per Share of Common Stock after this Offering	$0.004489	$0.003744	$0.002765	$0.001425
Dilution per share to Investors in the Offering	$(0.005511)	$(0.006256)	$(0.007235)	$(0.008575)

MARKET FOR REGISTRANT’S COMMON STOCK, DIVIDEND POLICY AND
RELATED STOCKHOLDER MATTERS

Market Information.

Our common stock is qualified for quotation on the OTC Markets-OTC Pink under the symbol “SSHT”. Previously, our common stock was quoted on the OTC Markets-OTC Pink, under the symbol “WDSL.” The following table sets forth the range of the high and low bid prices per share of our common stock for each quarter of our fiscal year (based on a December 31 fiscal year end) as reported in the over-the-counter markets. These quotations represent interdealer prices, without retail markup, markdown or commission, and may not represent actual transactions. There currently is a minimal liquid trading market for our common stock. There can be no assurance that a significant active trading market in our common stock will develop, or if such a market develops, that it will be sustained.

	2022
	High	Low
First Quarter (through March 31)	$1.50	$0.51
Second Quarter (through June 30)	0.9999	0.51
Third Quarter (through September 30)	1.09	0.25
Fourth Quarter (through December 31)	4.10	0.4008

	2021
	High	Low
First Quarter (through March 31)	$2.34	$0.10
Second Quarter (through June 30)	0.513	0.15
Third Quarter (through September 30)	0.31	0.1001
Fourth Quarter (through December 31)	0.795	0.0497

The ability of individual stockholders to trade their shares in a particular state may be subject to various rules and regulations of that state. A number of states require that an issuer’s securities be registered in their state or appropriately exempted from registration before the securities are permitted to trade in that state. At present, we have no plans to register our securities in any particular state. Further, our shares may be subject to the provisions of Section 15(g) and Rule 15g-9 of the Exchange Act, commonly referred to as the “penny stock” rule. Section 15(g) sets forth certain requirements for transactions in penny stocks and Rule 15g-9(d)(1) incorporates the definition of penny stock as that used in Rule 3a51-1 of the Exchange Act.

The SEC generally defines penny stock to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions. Rule 3a51-1 provides that any equity security is considered to be a penny stock unless that security is: registered and traded on a national securities exchange meeting specified criteria set by the SEC; authorized for quotation on The NASDAQ Stock Market; issued by a registered investment company; excluded from the definition on the basis of price (at least $5.00 per share) or the issuer’s net tangible assets; or exempted from the definition by the SEC. Broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally persons with assets in excess of $1,000,000 or annual income exceeding $200,000 by an individual, or $300,000 together with his or her spouse), are subject to additional sales practice requirements.

For transactions covered by these rules, broker-dealers must make a special suitability determination for the purchase of such securities and must have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the first transaction, of a risk disclosure document relating to the penny stock market. A broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, and current quotations for the securities. Finally, monthly statements must be sent to clients disclosing recent price information for the penny stocks held in the account and information on the limited market in penny stocks. Consequently, these rules may restrict the ability of broker-dealers to trade and/or maintain a market in our common stock and may affect the ability of stockholders to sell their shares.

We have not previously filed a registration statement under the Securities Act. Shares sold pursuant to exemptions from registration are deemed to be “restricted” securities as defined by the Securities Act. As of April 10, 2023, out of a total of 1,000,000,000 shares authorized, 109,903,473 shares are issued as restricted securities and can only be sold or otherwise transferred pursuant to a registration statement under the Securities Act or pursuant to an available exemption from registration. Of such restricted shares, 87,300,000 (79.4%) shares are held by affiliates (directors, officers and 10% holders), with the balance of 22,603,473 (20.6%) shares being held by non-affiliates.

In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated) who has beneficially owned restricted shares of a reporting company for at least six months, including any person who may be deemed to be an “affiliate” of the company (as the term “affiliate” is defined under the Securities Act), is entitled to sell, within any three-month period, an amount of shares that does not exceed the greater of (i) the average weekly trading volume in the company’s common stock, as reported through the automated quotation system of a registered securities association, during the four calendar weeks preceding such sale or (ii) 1% of the shares then outstanding. In order for a stockholder to rely on Rule 144, adequate current public information with respect to the company must be available. A person who is not deemed to be an affiliate of the company and has not been an affiliate for the most recent three months, and who has held restricted shares for at least one year is entitled to sell such shares without regard to the various resale limitations under Rule 144. Under Rule 144, the requirements of paragraphs (c), (e), (f), and (h) of such Rule do not apply to restricted securities sold for the account of a person who is not an affiliate of an issuer at the time of the sale and has not been an affiliate during the preceding three months, provided the securities have been beneficially owned by the seller for a period of at least one year prior to their sale. For the purposes of this registration statement, a controlling stockholder is considered to be a person who owns 10% or more of the company’s total outstanding shares, or is otherwise an affiliate of the Company. No individual person owning shares that are considered to be not restricted owns more than 10% of the Company’s total outstanding shares.

Holders

As of December 31, 2022, we had 331 shareholders of common stock per our transfer agent’s shareholder list.

Dividends

The Company has not paid any cash dividends to date and does not anticipate or contemplate paying any dividends in the foreseeable future. It is the present intention of management to utilize all available funds for the growth of the Registrant’s business.

Equity Compensation Plan Information

The Company has not yet adopted an equity compensation plan as of December 31, 2022, or subsequently through the filing of this registration statement.

Management’s Discussion and Analysis of Financial Condition and
Results of Operation

We are a consulting company offering financial consulting services to small and medium-sized enterprise customers in China. Our goal is to become a national financial consulting company with clients and offices throughout China. We are focused on helping clients go public on the U.S. OTC markets and exchanges, but we are in the process of expanding our service to listing clients on domestic exchanges in China as well as the Hong Kong Stock Exchange. To date, we have not had any clients list on any U.S. exchanges other than OTC Markets. In 2022, we entered into consulting agreements with two enterprises, which became public companies in the U.S. by being quoted on the OTC market in 2022 under our guidance. As of the date of this registration statement, we have three clients, all of which are based in south-eastern region of China; however, we plan to expand our operations throughout China in the future.

We guide the clients through the going public process in each of the following two stages.

Stage I

We perform a detailed evaluation of our clients’ business in order to assess and prepare each client to become a public company through the following steps:

(1)	We conduct a due diligence investigation and evaluation of the business and financial position of the client, including its assets and liabilities, capital structure, management, development prospect and business model;

(2)	We offer assistance in streamlining and standardization of the client’s business model and organization structure to achieve optimized performance levels;

(3)	We help the client integrate its resources to highlight the value of its business; and

(4)	We help the client become familiar with regulations of the securities markets and assist it in meeting the standards for going public.

Stage II

Based on the result of our evaluation of the client in the pre-listing stage we devise and carry out a detailed going public plan on behalf of our client through the following steps:

(1)	We assist the client in identifying qualified professional firms in legal, accounting, investor relations and other required services to support the client’s transition to a public company and any potential subsequent offerings;

(2)	We work with other third party professional parties engaged by the client to identify the most suitable path in going public for the client by means of (i) initial public offering; (ii) acquisition by or merger with a public company; (iii) merger with a public company with nominal operations other than a “special purpose acquisition company” (“SPAC”); or (iv) merger with a SPAC;

(3)	We help the client assess and evaluate their current capital structure and the potential impact a going-public transaction might have. With the assistance of qualified certified public accountants and attorneys, we may assist clients in establishing or modifying its capital structure; and

(4)	We assist the client with key negotiations with various third parties and help the client navigate the process and procedure of listing on an exchange.

We have one client that has recently engaged our Company for back-office consulting services which include the following services:

(1)	Helping the client establish an effective corporate governance system;

(2)	Assisting with the preparation of all internal corporate documents, including corporate resolutions, minutes, changes and amendments to corporate documents, as required;

(3)	Assisting with meeting public reporting requirements and the preparation of required regulatory documents, including, but not limited to disclosure statements and agreements, subscription agreements, federal, state and regulatory filings, as required;

Our business expansion has benefited from the growing financial consultancy market in China, which is driven by factors including rising financing activities, strong government support in terms of regulations and policies, and growing awareness of the importance of financial consultancy by more Chinese enterprises.

Key Factors that Affect Operating Results

We believe the following key factors may affect our financial condition and results of operations:

Our business success depends on our ability to acquire customers effectively.

Our ability to increase our revenue largely depends on our ability to attract and engage potential customers. Our sales and marketing efforts include those related to customer acquisition and retention, and general marketing. We intend to continue to dedicate significant resources to our sales and marketing efforts and constantly seek to improve the effectiveness of these efforts to grow our revenues. Our customer acquisition channels primarily include our sales and marketing campaigns and existing customer referrals. In order to acquire customers, we have made significant efforts in building mutually beneficial long-term relationships with local governments, academic institutions, and local business associations. In addition, we also market our consulting services through social media, such as WeChat or Weibo. If any of our current customer acquisition channels becomes less effective, if we are unable to continue to use any of these channels, or if we are not successful in using new channels, we may not be able to attract new customers in a cost-effective manner or convert potential customers into active customers or even lose our existing customers to our competitors. To the extent that our current customer acquisition and retention efforts becomes less effective, our service revenue may be significantly impacted, which would have a significant adverse effect on our revenues, financial condition and results of operations.

Our consulting business faces strong market competition.

We are currently facing intense market competition. Some of our current or potential competitors have significantly more financial, technical, marketing and other resources than we do and may be able to devote greater resources to the development, promotion, and support of their customer acquisition and retention channels. Considering the low barriers to entry into the financial consulting industry, we expect more players to enter this market and increase the level of competition. Our ability to differentiate our services from other competitors will have a significant impact on our business growth in the future.

Changes in the PRC Regulatory Environment may impact our business and the results of operations.

The regulatory environment for the financial consulting industry in China is evolving. Recently, many local governments have established various subsidization schemes and policies to stimulate and encourage local business enterprises to go public, this may stimulate the growth of more financial consulting firms to become new players given the low barrier of entry into the financial consulting industry as well. As more players enter the competition, PRC governmental authorities may publish and promulgate various new laws and rules to regulate the financial consulting marketplace. We have been closely tracking the development and implementation of new rules and regulations likely to affect us. We will continue to ensure timely compliance with any new rules and regulations and believe that such timely compliance is essential to our growth. To the extent that we may be required to adapt our operations to new laws and regulations, our operating costs may increase, which will impact our profitability.

At December 31, 2022, the close of our last full fiscal year, our revenue was mainly generated from our going public consulting services. We also generated a small portion of our revenue from back-office support, financial accounting, listing support, and support for mergers and acquisitions. We generated a total revenue of approximately US$330,525, for the fiscal years ended December 31, 2022. The revenues generated from going public consulting services were around $300,000 for the fiscal years ended December 31, 2022. Our net loss was $76,831 for the year ended December 31, 2021, and increased to a net income of $437 for the year ended December 31, 2022.

In fiscal year 2022, we entered into consulting agreements with two enterprises, which became public companies in the U.S. through reverse merger transactions by being quoted on the OTC market in 2022 under our guidance. To date, we have a total of three clients and have not had any clients list on any U.S. exchanges other than OTC Markets. In fiscal year 2021, we lacked internal resources to provide legal and accounting advisory services and had limited shell company identification channel. As a result, we had to outsource some of the services to third-party service providers to assist us by providing the consulting services we promised to our customers. As we accumulated more experiences in fiscal year 2022, we have brought many outsourced services in house to save costs in fiscal year 2023.

Results of Operations

Three months ended March 31, 2023, compared to the three months ended March 31, 2022

Revenue

Operating revenue for the three months ended March 31, 2023, which resulted primarily from the business advisory services revenue, was $19,382 as compared with the operating revenue of $0 for the three months ended March 31, 2022. The increase was primarily a result of the removal of restrictions imposed by Chinese government agencies on business operations in order to control the spread of COVID-19 in the first quarter of 2022.

Operating costs and expenses

General and administrative expenses for the three months ended March 31, 2023, which resulted primarily from costs associated with the business advisory services revenue, was $41,974, as compared to $0 for the three months ended March 31, 2022. The increase in operating expenses is due to the removal of restrictions imposed by Chinese government agencies on business operations in order to control the spread of COVID-19 in the first quarter of 2022 and more costs associated with more business operations for the three months ended March 31, 2023.

The other significant operating expense was professional fees of $67,656 for the three months ended March 31, 2022. These fees were primarily the costs due to the issued 55,800,000 shares of Common stock as compensation for consulting services to SSHT Int’l Holding Limited, an entity controlled by Zhibin Chen, our former director., and accounting and legal fees related to the Company’s U.S. reporting obligations.

Liquidity and Capital Resources

We had $11,013 in cash on hand as of March 31, 2023.

Net cash used in operating activities was ($11,556) for the three months ended March 31, 2023, compared to ($55,800) for the three months ended March 31, 2022. The improvement in net cash used in operating activities during the three months ended March 31, 2023 was primarily due to the removal of restrictions imposed by Chinese government agencies on business operations in order to control the spread of COVID-19 in the first quarter of 2022 and more business operations for the three months ended March 31, 2023.

Net cash provided by financing activities was $0 for the three months ended March 31, 2023, compared to $55,800 for the three months ended March 31, 2022. The material decrease during the three months ended March 31, 2023 was due to the 0 proceeds from related party loans.

Year ended December 31, 2021, compared to the year ended December 31, 2021

	Year ended
	December 31,	December 31,
	2022	2021	$ Change	% Change
Revenues	$330,525	$-	$330,525	100.0%
Cost of sales	-	-	-	-
Gross profit	330,525		330,525	100.0%

Operating Expenses:
General and administrative	319,095	76,716	242,379	415.9%
Total operating expenses	319,095	76,716	242,379	415.9%

Income (loss) from operations	11,430	(76,716)	88,146	114.8%

Other Expense
Interest expense	(82)	(7)	75	(1,071.4)%
Other expense	9,379	-	9,379	100.0%
Bank charges	204	122	82	67.2%
Total other expense	9,501	115	9,386	8,161.7%

Income (loss) before taxes	1,929	(76,831)	78,760	102.5%
Income tax expense	1,492	-	1,492	100.0%
Net income (loss)	$437	$(76,831)	$77,268	100.5%

Revenue

During the year ended December 31, 2022, compared to the year ended December 31, 2021, the revenue increased by $330,525 due to the Company’s acquisition of WHL and commencing operations through SJMC. The gross profit also increased by $330,525.

The significant increase in gross profit was affected by the Company’s acquisition of WHL which brought existing operations and personnel and by refocusing from being a provider of wireless data solutions to a provider of business advisory services.

Expenses

The Company experienced an increase in selling, general, and administrative (“SG&A”) expenses during the period ended on December 31, 2022, compared to the period ended December 31, 2021, due to significant increases in the general and administrative expenses associated with its business advisory services. SG&A increased from $76,716 in 2021, to $319,095 in 2022, a growth rate of 316%. The main reason for the change was an increase in professional fees from $53,692 in 2021, to $252,228 in 2022.

Liquidity and Capital Resources

Net Cash Provided by (Used in) Operating Activities

Net cash provided by (used in) operating activities for the years ended December 31, 2022, and 2021 was $(50,821) and $1,818, respectively.

Net cash used in operating activities during the year ended December 31, 2022 was due to net income of $437, which was decreased by amounts due to related parties of $(34,116), accounts payable and accrued liabilities in the amount of $(15,692), and accounts receivable in the amount of $(1,450). During the year ended December 31, 2021, net cash used in operating activities was comprised of net loss of $(76,831) offset by amounts due to related parties of $93,717, accounts payable and accrued liabilities in the amount of $(17,181), and accounts receivable in the amount of $2,113.

Net Cash Provided by Financing Activities

Net cash provided by financing activities for the years ended December 31, 2022, and 2021 was $65,800 and $-, respectively. This was the result of common stock issued for cash of $65,800 and $- during the years ended December 31, 2022 and 2021, respectively.

Off-Balance Sheet Arrangements

As of December 31, 2022, we do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Going Concern

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company had an accumulated deficit of $(2,543,986) on December 31, 2022, with an accumulated deficit of $(2,544,423) at December 31, 2021. The Company had net income attributable to the Company of $437 for the year ended December 31, 2022, and net loss attributable to the Company of $76,831 for the year ended December 31, 2021. The Company’s ability to continue as a going concern is dependent upon its ability to generate positive cash flow from an operating company, and/or raise capital through equity and debt financing or other means on desirable terms. If the Company is unable to obtain additional funds when they are required or if the funds cannot be obtained on favorable terms, management may be required to restructure the Company or cease operations. The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Evaluation of Disclosure Controls and Procedures

Under the supervision and with the participation of our senior management, including our Chief Executive Officer and Chief Financial Officer, we evaluated the effectiveness of the design and operation of our disclosure controls and procedures, as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act. Based on this evaluation, our Chief Executive Officer concluded as of the Evaluation Date that our disclosure controls and procedures were not effective such that the information relating to us required to be disclosed in our Securities and Exchange Commission (“SEC”) reports (i) is recorded, processed, summarized and reported within the time periods specified in SEC rules and forms, and (ii) is accumulated and communicated to our management, including our Chief Executive Officer and chief financial officer, as appropriate to allow timely decisions regarding required disclosure. The Company’s former management abandoned all operations for many years, and only recently did the Company appoint new management to make filings with the SEC on behalf of the Company. As of December 31, 2022, we have concluded that our disclosure controls and procedures were not effective.

Management’s Annual Report on Internal Control Over Financial Reporting

Our management is responsible for establishing and maintaining adequate internal control over financial reporting. Our internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with accounting principles generally accepted in the United States. Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Therefore, even those systems determined to be effective can provide only reasonable assurance of achieving their control objectives. Prior to its acquisition of WHL, the Company had been a shell company at various times throughout its corporate existence. As a result, our management did not evaluate the effectiveness of our internal control over financial reporting as of December 31, 2022 and December 31, 2021 based on the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”) in Internal Control-Integrated Framework (2013). Without such an evaluation, our management concluded that we did not maintain effective internal control over financial reporting as of December 31, 2022, based on the COSO framework criteria, as more fully described below. This was due to deficiencies that existed in the design or operation of our internal controls over financial reporting that adversely affected our internal controls and that may be considered to be material weaknesses.

The matters involving internal controls and procedures that our management considered to be material weaknesses under the standards of the PCAOB were: (1) lack of a functioning audit committee, (2) lack of a majority of outside directors on our Board of Directors, resulting in ineffective oversight in the establishment and monitoring of required internal controls and procedures; (3) inadequate segregation of duties consistent with control objectives; and (4) lack of disclosure controls. The aforementioned material weaknesses were identified by our Chief Executive Officer in connection with the review of our financial statements as of December 31, 2022.

Management believes that the material weaknesses set forth above did not have an effect on our financial results because the activity during this period was nominal. However, management believes that the lack of a functioning audit committee and the lack of a majority of outside Directors on our Board of Directors results in ineffective oversight in the establishment and monitoring of required internal controls and procedures, which could result in a material misstatement in our financial statements in future periods.

Changes in Internal Control Over Financial Reporting

There have been no changes in our internal control over financial reporting that occurred during the periods ended December 31, 2022 and December 31, 2021, that have materially affected or are reasonably likely to materially affect our internal control over financial reporting.

Critical Accounting Policies

We have identified the policies in the attached financial statements as critical to our business operations and an understanding of our results of operations. The list is not intended to be a comprehensive list of all of our accounting policies. In many cases, the accounting treatment of a particular transaction is specifically dictated by accounting principles generally accepted in the United States, with no need for management’s judgment in their application. The impact and any associated risks related to these policies on our business operations is discussed throughout Management’s Discussion and Analysis of Financial Condition and Results of Operation where such policies affect our reported and expected financial results. Note that our preparation of the consolidated financial statements requires us to make estimates and assumptions that affect the reported amount of assets and liabilities, disclosure of contingent assets and liabilities at the date of our consolidated financial statements, and the reported amounts of revenue and expenses during the reporting period. There can be no assurance that actual results will not differ from those estimates. For more information, see “Note 2 – Summary of Significant Accounting Policies” in the attached financial statements.

Additional Company Matters

On March 11, 2019, the 8th District Court in the State of Nevada appointed Harry Zhang as custodian of the Company. Custodianship was discharged on September 8, 2021.

We may from time to time be involved in various claims and legal proceedings of a nature we believe are normal and incidental to our business. These matters may include product liability, employment, personal injury caused by our employees, and other general claims.

We are not presently a party to any legal proceedings.

MANAGEMENT DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

The following table contains information with respect to our directors and executive officers. To the best of our knowledge, none of our directors or executive officers have an arrangement or understanding with any other person pursuant to which he or she was selected as a director or officer. There are no family relationships between any of our directors or executive officers. Directors serve one-year terms. Our executive officers are appointed by and serve at the pleasure of the Board of Directors.

Name	Current Age	Position
Zonghan Wu	44	President, CEO, Treasurer, Chairman of the Board of Directors

Zonghan Wu

Mr. Wu worked for Opus International Consultants as a Business Analyst in New Zealand from 2004 to 2007. He worked for Nestle as a Commercial Analyst from 2008 to 2011. Currently he is Managing Director of Shanghai JAZ Management Consulting Co. Ltd in Shanghai. Mr. Wu is currently Chairman and Company Secretary for the following public companies listed in the U.S.: SSHT S&T Group Ltd. (OTC Pink: SSHT) and Alpine Auto Brokers Inc. (OTC Pink: ALTB). Mr. Wu is also a Director and Company Secretary for the following public companies listed in the U.S.: Alliance Recovery Corp. (OTC Pink: ARVY), ACC Aviation Holdings Ltd. OTC Pink: CAVG), Interact Holdings Group, Inc. (OTC Pink: IHGP), Linike Medical Group Ltd. (OTC Pink: LNMG), Providence Resources, Inc. (OTC Pink: PVRS), SIPP international Industries, Inc. (OTC Pink: SSHT), ZKGC New Energy Ltd. (OTC Pink: ZKGCF) and Victor Mining Industry Group, Inc. (OTC Pink: VMTG). Mr. Wu was awarded a Bachelor of Commerce degree from the University of Auckland in New Zealand in 2004.

Family Relationships.

There are no family relationships between any of our directors or executive officers.

Involvement in Certain Legal Proceedings.

During the past ten years no current or incoming director, executive officer, promoter, or control person of the Company has been involved in the following:

(1) A petition under the Federal bankruptcy laws or any state insolvency law which was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

(2) Such person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3) Such person was the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

i.	Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii.	Engaging in any type of business practice; or

iii.	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

(4) Such person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

(5) Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

(6) Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

(7) Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i.	Any Federal or State securities or commodities law or regulation; Or

ii.	Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease and desist order, or removal or prohibition order; Or

iii.	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; Or

(8) Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Summary Compensation Table

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the named executive officers paid by us during the current fiscal year and the fiscal years ended December 31, 2022, and 2021.

EXECUTIVE OFFICER COMPENSATION TABLE (FISCAL YEAR)

Name/Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	All Other Comp. ($)	Total ($)
Zonghan Wu(1)	2022	0	0	0	0	0
(Officer/Director)	2021	0	0	0	0	0

Zhibin Chen(2)	2022	0	0	55,800	0	55,800
(former officer/director)	2021	0	0	0	0	0

Haining (Harry) Zhang(3)	2022	0	0	0	0	0
(former officer/director, custodian)	2021	0	0	31,750	0	31,750

(1)	Zonghan Wu, our sole officer and director, does not currently have an employment or compensation agreement with the Company.

(2)	Zhibin Chen: 55,800,000 common Shares were issued to SSHT International Holdings Ltd. (a BVI Co. controlled by Zhibin Chen) for Mr Chen’s director & officer’s services. The shares were issued based on par value of $0.001. On or around March 4, 2022, Zhibin Chen appointed Zonghan Wu as the sole officer and director of the Company and SSHT International Holdings Ltd. while simultaneously resigning from all positions within both companies.

(3)	Haining (Harry) Zhang: 28,750,000 common shares were issued to Haining Zhang, and 3,000,000 common shares were issued to Quanleap, LLC (controlled by Harry Zhang) for his director & officer’s services. The shares were issued based on par value of $0.001. On July 30, 2021, Mr. Zhang assigned 31,500,000 of his shares to SSHT International Holdings Ltd. (a BVI Co. controlled by Zhibin Chen).

We do not have an audit or compensation committee comprised of independent directors as our Company qualifies for an exemption from these requirements. Indeed, we do not have any audit or compensation committee. These functions are performed by our Board of Directors as a whole.

Outstanding Equity Awards at the End of the Fiscal Year

We do not have any equity compensation plans and, therefore, no equity awards are outstanding as of December 31, 2022.

Bonuses and Deferred Compensation

We do not have any deferred compensation or retirement plans. All decisions regarding compensation are determined by our Board of Directors.

Options and Stock Appreciation Rights

As of December 31, 2022, no options have been issued.

Payment of Post-Termination Compensation

We do not have change-in-control agreements with our director or executive officer.

Employment Agreements

The Company does not currently have any agreements nor compensation with employees as of the date of this filing.

Director Agreements

The Company does not currently have any agreements nor compensation with members of the Board of Directors as of the date of this filing.

Board of Directors

Our directors hold office until the next annual meeting of shareholders and until their successors have been duly elected and qualified. Our officers are elected by and serve at the discretion of the Board of Directors.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information as of July 5, 2023, the beneficial ownership of our common stock by the following persons:

●	each person or entity who, to our knowledge, owns more than 5% of our common stock;

●	our executive officers named in the Summary Compensation Table above; and

●	each director.

Name and Address	Position	Class of Equity	Number of Shares Owned	Percent of Class
SSHT International Holdings Ltd.(1)(2)	President, Treasurer, CEO, Director	Common	87,300,000	79.4%

Xiaobei Huang(3)	Beneficial Owner	Common	9,000,000	8.18%

(1)	Zonghan Wu is the control person for SSHT International Holdings Ltd. and, thus, is deemed to have voting control over 79.4% of the Company’s Common stock.

(2)	The address for Zonghan Wu and SSHT International Holdings Ltd. is: 46 Reeves Road, Pakuranga 2010, New Zealand.

(3)	The address for Xiaobei Huang is: c/o SSHT S&T Group Ltd. 46 Reeves Road, Pakuranga 2010, New Zealand.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Restricted Stock Awards to Certain Officers and Directors

From March 2021 through July 2021, the Company issued a cumulative total of 31,750,000 shares of Common stock to Haining Zhang or entities owned and controlled by Mr. Zhang for consulting services.

On February 11, 2022, the Company issued 55,800,000 shares of Common stock to SSHT International Holding Limited, an entity controlled by our former officer and director, Zhibin Chen. The shares were issued in consideration of consulting services provided by Mr. Chen.

During the years ended December 31, 2022, and 2021, Mr. Zonghan Wu advanced a total of $81,823 and $115,939 to the Company for payment of administrative expenses and legal fees, which amount remains due and payable.

PLAN OF DISTRIBUTION

Plan of Distribution for SSHT S&T Group Ltd.’s Public Offering of 100,000,000 Shares of Common Stock

This is a self-underwritten (“best-efforts”) offering. This prospectus is part of a registration statement that permits our officers and directors to sell the shares being offered by the Company directly to the public, with no commission or other remuneration payable to them for any shares they may sell. Presently, we expect that our officers and directors will personally contact existing shareholders, friends, family members and business acquaintances and inform them about the offering. In addition, we may market the offering to institutional investors through our officers and directors. We may also offer our shares of common stock through brokers, dealers or agents, although we have no current plans or arrangements to do so. The company has been contacted by multiple financial institutions, as well as fielded interest from existing shareholders that give the Company assurance as to the marketability of its shares to these identified parties. This offering will terminate on the date which is 270 days from the effective date of this prospectus, although we may close the offering on any date prior if the offering is fully subscribed to or upon the vote of our board of directors.

In offering the securities on our behalf, our officers and directors will rely on the safe harbor from broker dealer registration set forth in Rule 3a4-1 under the Exchange Act. The officers and directors will not register as broker-dealers pursuant to Section 15 of the Exchange Act, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an issuer may participate in the offering of the Issuer’s securities and not be deemed to be a broker-dealer. In that regard, we confirm that:

a.	None of our officers or directors are subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act;

b.	None of our officers or directors will be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in the common stock;

c.	None of our officers or directors is or will be, at the time of his participation in the offering, an associated person of a broker-dealer; and

d.	Our officers and directors meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that each (A) primarily perform substantial duties for or on our behalf, other than in connection with transactions in securities, and (B) is not a broker or dealer, or has been an associated person of a broker or dealer, within the preceding 12 months, and (C) has not participated in selling and offering securities for any issuer more than once every 12 months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii) of Rule 3a4-1.

None of our officers or directors, control persons or affiliates intend to purchase any shares in this offering.

DESCRIPTION OF SECURITIES TO BE REGISTERED

The following is a summary of the rights of our Common Stock. This summary does not purport to be complete and is qualified in its entirety by the provisions of our articles of incorporation, bylaws and the Certificates of Designation (as defined below) of our preferred stock, copies of which are filed as exhibits to the registration statement, and to the applicable provisions of Nevada law. The Company is authorized by its Certificate of Incorporation to issue an aggregate of 1,000,000,000 shares of common stock, $0.001 par value per share (the “Common Stock”), and -0- shares of preferred. As of April 10, 2023, 109,903,473 shares of Common Stock were issued and outstanding.

Common Stock

Dividend Rights

Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of our Common Stock may receive dividends out of funds legally available if our Board, in its discretion, determines to issue dividends and then only at the times and in the amounts that our Board may determine. We have not paid any dividends on our Common Stock and do not contemplate doing so in the foreseeable future.

Voting Rights

Each stockholder is entitled to one vote for each share of common stock held by such shareholder.

Right to Receive Liquidation Distribution

Holders of common stock are entitled to dividends when, and if, declared by the Board of Directors out of funds legally available; therefore, and then, only after all preferential dividends have been paid on any outstanding Preferred Stock. The Company has not had any earnings and it does not presently contemplate the payment of any cash dividends in the foreseeable future.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Colonial Stock Transfer Co., Inc. with an address at 7840 S 700 E, Sandy, UT 84070. Their phone number is (801) 355-5740.

EXPERTS

The audited and consolidated financial statements for the fiscal years ended December 31, 2022 and 2021 included in this registration statement have been so included in reliance upon the report of Shandong Haoxin Certified Public Accountants Co., Ltd, an independent registered public accounting firm, appearing elsewhere herein and in the registration statement, given on the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

JDT Legal, PLLC, of So. Jordan, Utah, will issue to SSHT S&T Group Ltd. its opinion regarding the legality of the common stock being offered hereby. JDT Legal, PLLC has consented to the references in this prospectus to its opinion.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or Offering of the Common Stock was employed on a contingency basis, or had, or is to receive, in connection with the Offering, a substantial interest, direct or indirect, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

JDT Legal PLLC will pass on the validity of the Common Stock being offered pursuant to this Registration Statement. JDT Legal PLLC has never owned any of our securities.

The consolidated financial statements of SSHT S&T Group Ltd. as of December 31, 2022 and 2021 have been audited by Shandong Haoxin Certified Public Accountants Co., Ltd, an independent registered public accounting firm, as stated in its report thereon which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company’s ability to continue as a going concern, incorporated herein by reference, and has been incorporated in this Prospectus and Registration Statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We filed this Registration Statement on Form S-1/A with the SEC under the Act with respect to the Common Stock offered by Selling Shareholders in this Prospectus. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement or the exhibits and schedules filed therewith. For further information with respect to us and our Common Stock, please see the Registration Statement and the exhibits and schedules filed with the Registration Statement. Statements contained in this Prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the Registration Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Registration Statement. The Registration Statement, including its exhibits and schedules, may be inspected without charge at the public reference room maintained by the SEC, located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, and copies of all or any part of the Registration Statement may be obtained from such offices upon the payment of the fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

Upon effectiveness of the registration statement of which this prospectus is a part, we will be subject to the information and periodic reporting requirements of the Exchange Act and, in accordance therewith, we will file periodic information and other information with the SEC. All documents filed with the SEC are available for inspection and copying at the public reference room and website of the SEC referred to above. We maintain a website at www.thedispensingsolution.com. You may access our reports and other information free of charge at this website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not incorporated by reference and is not a part of this prospectus.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and the Board of Directors of
SSHT S&T Group Ltd.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of SSHT S&T Group Ltd and its subsidiaries (the “Company”) as of December 31, 2022 and 2021, and the related consolidated statements of operations, comprehensive loss, changes in shareholders’ equity (deficit) and cash flows for each of the two years in the period ended December 31, 2022, including the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2022, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Explanatory Paragraph—Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2(a) to the financial statements, the Company has a significant accumulated deficit that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2(a). The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

/s/ Shandong Haoxin Certified Public Accountants Co., Ltd.

We have served as the Company’s auditor since 2022.

Weifang, People’s Republic of China

July 6, 2023

SSHT S&T Group Ltd.

CONSOLIDATED BALANCE SHEETS

		As of December 31,
	Note	2021	2022
		US$	US$
ASSETS
Current assets:
Cash and cash equivalents	3	258	22,569
Accounts receivable, net	4	-	1,450
Total current assets		258	24,019
TOTAL ASSETS		258	24,019

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities
Accounts payable	6	15,692	-
Amounts due to a related party	7	115,939	81,823
Total current liabilities		131,631	81,823
TOTAL LIABILITIES		131,631	81,823

Shareholders’ deficit:
Common stock, par value $0.001,100,000,000 shares authorized; 44,103,473 and 109,903,473shares issued and outstanding as of December 31, 2021 and December 31, 2022, respectively	9	44,103	109,903
Additional paid-in capital		2,373,962	2,363,962
Accumulated deficit		(2,544,423)	(2,533,986)
Accumulated other comprehensive income (loss)		(5,015)	2,317
Total shareholders’ deficit		(131,373)	(57,804)
TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT		258	24,019

SSHT S&T Group Ltd.

CONSOLIDATED STATEMENTS OF OPERATIONS

		For the years ended December 31,
	Note	2021	2022
		US$	US$
Net revenues	8	-	330,525
Gross profit		-	330,525
Operating expenses:
General and administrative expenses		(76,716)	(319,095)
Total operating expenses		(76,716)	(319,095)
(Loss) income from operations		(76,716)	11,430
Interest income (expense), net		7	82
Bank charge		(122)	(204)
Other income (expenses), net		-	621
(Loss) income before income taxes		(76,831)	11,929
Income tax expenses		-	(1,492)
Net (loss) income		(76,831)	10,437
Net (loss) income attributable to ordinary shareholders		(76,831)	10,437

Net loss per ordinary share:
Basic and diluted	10	(0.00)	(0.00)

Weighted average shares used in calculating net loss per ordinary share:
Basic and diluted	10	35,765,802	94,320,459

SSHT S&T Group Ltd.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

	For the years ended December 31,
	2021	2022
	US$	US$
Net (Loss) income	(76,831)	10,437
Other comprehensive (loss) income
Foreign currency translation adjustments, net of tax of nil	2,137	(7,332)
Comprehensive (loss) income attributable to SSHT S&T Group Ltd.	(74,694)	3,105
Total comprehensive (loss) income attributable to ordinary shares of SSHT S&T Group Ltd.	(74,694)	3,105

SSHT S&T Group Ltd.

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY (DEFICIT)

	Ordinary shares		Additional paid-in capital	Accumulated deficit	Accumulated other comprehensive (Income) Loss	Total shareholders’ equity (deficit)
	Shares	US$	US$	US$	US$	US$
Balance at December 31, 2020	12,353,473	12,353	2,373,962	(2,435,842)	(2,878)	(52,405)
Net Loss	-	-	-	(76,831)	-	(76,831)
Issuance of ordinary shares	31,750,000	31,750	-	(31,750)	-	-
Foreign currency translation adjustments	-	-	-	-	(2,137)	(2,137)
Balance at December 31, 2021	44,103,473	44,103	2,373,962	(2,544,423)	(5,015)	(131,373)
Net Income	-	-	-	10,437	-	10,437
Common stock issued for services and a reduction in related party debt	55,800,000	55,800	-	-	-	55,800
Shares issued to acquire WHL	10,000,000	10,000	(10,000)			-
Foreign currency translation adjustments	-	-	-	-	7,332	7,332
Balance at December 31, 2022	109,903,473	109,903	2,363,962	(2,533,986)	2,317	(57,804)

SSHT S&T Group Ltd.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the years ended December 31,
	2021	2022
	US$	US$
Cash flows from operating activities:
Net (Loss) income	(76,831)	10,437
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in assets and liabilities:
Accounts receivable	2,113	(1,450)
Accounts payable	(17,181)	(15,692)
Amounts due to a related party	93,717	21,684
Net cash used in operating activities	1,818	14,979
Effect of exchange rate changes on cash, cash equivalents	(2,137)	7,332
Net increase in cash, cash equivalents	(319)	22,311
Cash, cash equivalents at beginning of year	577	258
Cash, cash equivalents at end of year	258	22,569
Supplemental disclosure of cash flow information:
Income taxes paid	-	1,492
Non-cash investing and financing activities:
Common stock issued for services and a reduction in related party debt		55,800
Common stock issued to acquire WHL		10,000

1. Organization and Principal Activities

SSHT S&T Group Ltd. (the “Company”) was incorporated on March 7, 1984, under the laws of the State of Oregon as Gold Genie Worldwide, Inc. On June 13, 1988, the Company filed an amendment to its Articles of Incorporation and changed its name to Products, Services & Technology Corporation. On June 2, 1997, the Company redomiciled to Utah and changed its name to Wireless Data Solutions, Inc. on June 13, 1997. In August of 2007, the Company redomiciled to Nevada, where its registration remains active and in good standing. In December of 2021, the Company changed its name to SSHT S&T Group Ltd.

Harry Zhang was appointed custodian of the Company by the 8th District Court in Nevada 2019.

Harry Zhang was awarded 31,750,000 common shares for Consulting service fees during 2021.

On February 11, 2022, Zhibin Chen, our former director was awarded 55,800,000 common shares for Consulting service fees.

On December 5, 2022, the Company entered into an agreement with Wahoo Holdings Ltd., a British Virgin Islands corporation (“WHL”), whereunder the Company acquired 100% ownership interest in WHL for the issuance of 10,000,000 shares of the Company’s common stock. WHL, through its China based subsidiaries, Shanghai Jaz Capital Group Co., Ltd. provides business consulting services and using a team of accounting and finance professionals to offer its clients capital market research, back-office support, financial accounting, listing support and support for mergers and acquisitions. The transaction ceased to be effective December 8, 2022, and has been treated as a business combination under common control.

The implementation of the holding company reorganization on December 8, 2022, was accounted for as a business combination under common control. The assets and liabilities acquired were recognized based on their historical cost. The consolidated financial statements of the Company present comparative information for prior years on a combined basis, as if the exchange of equity interests had occurred at the beginning of the period.

2. Summary of Significant Accounting Policies

(a) Basis of Presentation

The consolidated financial statements of the Group have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). The consolidated financial statements include the financial information of the Company and its wholly owned subsidiaries, All the intercompany balances and transactions have been eliminated upon consolidation. While the Company has commenced generating revenues from its principal business purpose during the most recently completed quarter ended December 31, 2022, we remain in the development stage in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic No. 915 (SFAS No. 7). The Company has elected a fiscal year end of December 31.

The consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company had negative working capital of US$57,804 and US$131,373, an accumulated deficit of US$2,533,986 and US$2,544,423 as of December 31, 2022, and 2021, respectively. These adverse conditions indicate that there is substantial doubt about the Company’s ability to continue as a going concern.

The Group’s ability to continue as a going concern is dependent upon its ability to obtain additional financing and to generate revenue and cash flow to meet its obligations on a timely basis. The Group will focus on the following activities: (1) improve operational efficiency, and enhance marketing function; (2) seek to raise additional funding through debt or equity financing. Based on cash flows projection from operating and financing activities and existing balance of cash and cash equivalents, management concludes that the Company has sufficient funds for sustainable operations, and it will be able to meet its payment obligations from operations and debt related commitments for the next twelve months from the issuance of the consolidated financial statements.

Based on the above considerations, the accompanying financial statements have been prepared in accordance with U.S. GAAP, on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. The financial statements do not include any adjustments relating to the recoverability and classification of asset and amounts and classification of liabilities that may be necessary should the Company be unable to continue as a going concern.

(b) Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results may differ from these estimates. The Group bases its estimates on historical experience and various other factors believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Significant accounting estimates reflected in the Group’s financial statements include but are not limited to allowance for doubtful accounts. Actual results may differ materially from those estimates.

(c) Foreign Currency Translation

The functional currency of the Company is the United States Dollar (“US$”). The functional currency of its owned subsidiaries in the PRC is Renminbi (“RMB”).

Foreign currency transactions have been translated into the functional currency at the exchange rates prevailing on the date of transactions. Foreign currency denominated monetary assets and liabilities are re-measured into the functional currency at exchange rates prevailing on the balance sheet date. Exchange gains and losses are recorded in the statements of operations.

The Group has chosen the US$ as its reporting currency. Assets and liabilities have been translated using exchange rates prevailing on the balance sheet date. Equity accounts are translated at historical exchange rates. Income statement items have been translated using the average exchange rate for the year. Translation adjustments have been reported as cumulative translation adjustments and are shown as a component of other comprehensive (loss) income in the consolidated statements of comprehensive loss and consolidated statements of changes in shareholders’ equity (deficit).

(d) Cash, Cash Equivalents

Cash and cash equivalents consist of cash on hand, demand deposits and floating rate financial instruments which are unrestricted as to withdrawal or use, and which have original maturities of three months or less when purchased.

(e) Accounts Receivable, net

Accounts receivable, net represents those receivables derived from the ordinary course of business and are recorded net of allowance for doubtful accounts. The Group maintains an allowance for doubtful accounts that reflect its best estimate of probable losses inherent in the accounts receivables. In determining collectability of the accounts receivables, the Group considers many factors, such as: creditworthiness of customers, aging of the receivables, payment history of customers, financial condition of the customers and market trends, and specific facts and circumstances.

The allowance for doubtful accounts is reduced by subsequent collections of the specific allowances or by any write-off of customer accounts that are deemed uncollectible.

(f) Goodwill and Other Long-Lived Assets

Goodwill represents the excess of the cost of an acquired business over the fair value of the identifiable tangible and intangible assets acquired and liabilities assumed in a business combination.

In accordance with guidance within FASB ASC 350 “Intangibles - Goodwill and Other,” goodwill and identifiable intangible assets with indefinite lives are not subject to amortization but must be evaluated for impairment.

We evaluate long-lived assets, including finite-lived intangible assets, for impairment by comparison of the carrying amounts to future net undiscounted cash flows expected to be generated by such assets when events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Should an impairment exist, the impairment loss would be measured based on the excess carrying value of the asset over the asset’s fair value or estimates of future discounted cash flows.

For goodwill and indefinite-lived intangible assets, in-process research and development, we review for impairment annually and upon the occurrence of certain events as required by ASC Topic 350, “Intangibles — Goodwill and Other.” Goodwill and indefinite-lived intangible assets are tested at least annually for impairment and more frequently if events or changes in circumstances indicate that the asset might be impaired. We review goodwill for impairment by first assessing qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount as a basis for determining whether it is necessary to perform the two-step goodwill impairment test. If we are able to determine that it is not more likely than not that the fair value of a reporting unit is less than its carrying amount, we would conclude that goodwill is not impaired. If the carrying amount of a reporting unit is zero or negative, the second step of the impairment test is performed to measure the amount of impairment loss, if any, when it is more likely than not that a goodwill impairment exists.

(g) Revenue Recognition

The Group recognizes revenue in accordance with ASC 606. The core principle of ASC606 is to recognize revenue when promised goods or services are transferred to customers in an amount that reflects the consideration that is expected to be received for those goods or services. ASC 606 defines a five-step process to achieve this core principle, which includes: (1) identifying contracts with customers, (2) identifying performance obligations within those contracts, (3) determining the transaction price, (4) allocating the transaction price to the performance obligation in the contract, which may include an estimate of variable consideration, and (5) recognizing revenue when or as each performance obligation is satisfied. Our sales arrangements generally ask customers to pay in advance before any services can be arranged. The company recognizes revenue when each performance obligation is satisfied. Documents and terms and the completion of any customer acceptance requirements, when applicable, are used to verify services rendered. The Company has no returns or sales discounts and allowances because services rendered and accepted by customers are normally not returnable.

(h) Income Taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and net operating loss and credit carryforwards. Deferred tax assets and liabilities are measured at rates expected to apply to taxable income in the years in which those temporary differences and carryforwards are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statement of operations in the period that includes the enactment date. A valuation allowance is recorded when it is not more likely than not that all or a portion of the net deferred tax assets will be realized.

(i) Comprehensive Loss

Comprehensive Loss includes all changes in equity except those resulting from investments by owners and distributions to owners. For the years presented, the Group’s total comprehensive loss includes net loss and foreign currency translation adjustments.

(j) Net Income (Loss) Per Share

The Group computes net income (loss) per share in accordance with ASC 260, Earning per Share. ASC 260 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing Diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive. At December 31, 2022, there were no potentially dilutive shares.

(k) Fair Value of Financial Instruments

FASB ASC 820, Fair Value Measurements and Disclosures, defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. FASB ASC 820 also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. FASB ASC 820 describes three levels of inputs that may be used to measure fair value:

Level 1 – Quoted prices in active markets for identical assets or liabilities.

Level 2 – Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 – Unobservable inputs that are supported by little or no market activity and that are financial instruments whose values are determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which the determination of fair value requires significant judgment or estimation.

If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level of input that is significant to the fair value measurement of the instrument.

(l) Major Suppliers and Customers

The following customers accounted for 10% or more of revenue:

	For the years ended December 31,
	2021		2022
	US$	%	US$	%
Zhongshan Wanqi Investment Consulting Co., LTD	-	-	168,920	51.11%
Laishan Network Technology (Xi’an) Co., LTD	-	-	60,091	18.18%
Chengdu Ditou Enterprise Management Co., LTD	-	-	35,433	10.72%
Datong Shipin Brand Management (Chengdu) Co., LTD	-	-	33,387	10.10%

The following vendors accounted for 10% or more of accounts payable:

	For the years ended December 31,
	2021		2022
	US$	%	US$	%
Shenzhen Guanghui Management Consulting Co., LTD	15,692	100.00%	-	-

(m) Foreign Currency Risk

The RMB is not a freely convertible currency. The State Administration for Foreign Exchange in the PRC, under the authority of the Peoples Bank of China, controls the conversion of RMB into other currencies. The value of the RMB is subject to changes in central government policies, international economic and political developments affecting supply and demand in the China Foreign Exchange Trading System market. The Group’s cash and cash equivalents amounted to US$258 and US$22,569 as of December 31, 2021 and 2022, respectively.

(n) Recent Accounting Pronouncements

The Company has reviewed other recently issued accounting pronouncements and plans to adopt those that are applicable to it. The Company does not expect the adoption of any other pronouncements to have an impact on its results of operations or financial position.

3. Cash and Cash Equivalents

The following is a summary of cash and cash equivalents:

	As of December 31,
	2021	2022
	US$	US$
Cash and cash equivalents	258	22,569
Total	258	22,569

4. Accounts Receivable, net

Accounts receivable, net, consisted of the following:

	As of December 31,
	2021	2022
	US$	US$
Accounts receivable	-	1,450
Allowance for doubtful accounts	-	-
Balance at end of the year	-	-
Accounts receivable, net	-	1,450

5. Acquisitions

On December 5, 2022, the Company entered into an agreement with Wahoo Holdings Ltd., a British Virgin Islands corporation (“WHL”), and Zonghan Wu, its shareholder, an officer and director the Company, whereunder the Company acquired 100% ownership interest in WHL for the issuance of 10,000,000 shares of the Company’s common stock. WHL through its China based subsidiaries, Shanghai Jaz Capital Group Co., Ltd. provides business consulting services and using a team of accounting and finance professionals offers its clients capital market research, back office support, financial accounting, listing support and support for mergers and acquisitions. The transaction closed effective December 08, 2022 and has been treated as a business combination under common control.

The assets acquired were recorded based on their historical cost, and the excess paid over the parent’s basis of the net assets acquired was recorded to equity.

Amount
(US$)
Cash and cash equivalent	27,144
Accounts receivable, net	1,450
Accounts payable	10,149
Amounts due to a related party	11,136
Total net assets	7,309
Attributed to the Company	7,309
Consideration:
Accumulated 10,000,000 common stock	10,000
Allocate to additional paid in capital due to common control	2,691

6. Accounts Payable

The following is a summary of accounts payable:

	As of December 31,
	2021	2022
	US$	US$
Accounts payable	15,692	-
Total	15,692	-

7. Related Parties

Balances with Related Parties

	As of December 31,
	2021	2022
	US$	US$
Amounts due to a related party	115,939	81,823
Total	115,939	81,823

During the year ended December 31, 2022 and 2021, Mr. Zonghan Wu advanced a total of US$81,823 and US$115,939 to the Company for payment of administrative expenses and legal fees, which amount remains due and payable. For the years ended December 31, 2022 and December 31, 2021, Mr. Wu Zonghan paid the company a total of US$81,823 and US$115,939 respectively to pay administrative fees and legal fees.

As stated in Note 1, on February 11, 2022, Zhibin Chen, our former director, was awarded 55,800,000 common shares for Consulting service fees.

As stated in Note 5, on December 5, 2022, the Company entered into a Definitive Share Exchange Agreement with Wahoo Holdings Ltd., a British Virgin Islands corporation (“WHL”), whereunder the Company acquired 100% ownership interest in WHL for the issuance of 10,000,000 shares of the Company’s common stock. The transaction closed effective December 08, 2022 and has been treated as a business combination under common control, resulting in WHL becoming a wholly-owned subsidiary of the Company.

8. Revenue

	As of December 31,
	2021	2022
	US$	US$
Consulting fee	-	161,604
Listing advisory fee	-	168,921
Total	-	330,525

9. Ordinary Shares

As of December 31, 2022, the Company is authorized to issue 1,000,000,000 shares of common stock with a par value of $0.001. All shares have equal voting rights, are non-assessable, and have one vote per share. The total number of shares of Company common stock issued and outstanding as of December 31, 2022 and December 31, 2021, was 109,903,473 and 44,103,473 shares, respectively.

10. Net Loss per Ordinary Share

Net loss per ordinary share was computed by dividing net loss attributable to ordinary shareholders by the weighted average number of ordinary shares outstanding for the years ended December 31, 2021 and 2022:

	For the years ended December 31,
	2021	2022
	US$	US$
Numerator:
Net loss —basic and diluted	(76,831)	10,437
Net loss attributable to ordinary shareholders	(76,831)	10,437
Shares (Denominator):
Weighted average number of ordinary shares outstanding	35,765,802	94,320,459
Basic and diluted	-	-
Net loss per share—basic and diluted	(0.00)	(0.00)

11. Commitments and contingencies

The Group did not have other significant capital commitments or significant guarantees as of December 31, 2021, and 2022, respectively.

12. Subsequent Event

Management has evaluated subsequent events through the date of this filing. All subsequent events requiring recognition as of December 31, 2022, have been incorporated into these financial statements and there are no subsequent events that require disclosure in accordance with FASB ASC Topic 855, “Subsequent Events.”

Financial Statements
for the
Three Months Ended March 31, 2023, and 2022
(Unaudited)

SSHT S&T Group Ltd.

Condensed Consolidated Balance Sheets

(unaudited)

	Mar 31,	Mar 31,
	2023	2022
Assets
Current assets
Cash	$11,013	$-
Accounts Receivable
Prepaid expense		-

Fixed Assets, net
Total assets	$11,013	$-

Liabilities and Stockholders’ Deficit
Current Liabilities
Accounts payable and accrued liabilities	61,629
Related party notes payable	29,780	16,664
Total current liabilities	91,409	16,664
Total liabilities	91,409	16,664

Stockholders’ Deficit
Common stock: 495,000,000 authorized; 5,000,000 preferred shares authorized; $0.00001 par value; 280,944,052 and 250,944,052 shares issued and outstanding in March 31, 2023 and March 31, 2022, respectively	99,903	99,903
Additional paid in capital	2,373,962	2,373,962
Accumulated deficit	(2,554,891)	(2,490,529)
Other comprehensive income	629
Total stockholders’ deficit	(80,397)	(16,664)
Total liabilities and stockholders’ deficit	$11,013	$0

The accompanying notes are an integral part of these financial statements.

SSHT S&T Group Ltd.

Condensed Consolidated Statements of Operations

(unaudited)

	Three months ended	Three months ended
	Mar 31,	Mar 31,
	2023	2022
Revenue	$19,382	$-

Operating expenses
General and administrative expenses	41,974
Sales and marketing
Depreciation
Professional fees		67,656
Total operating expenses	41,974	67,656

Income (loss) from Operations	(22,592)	(67,656)

Other income (expense)
Interest income	-	-
Total other income	-	-

Net income (loss)	$(22,592)	$(67,656)

Earnings per share
Net loss per common share – basic and diluted	$(0.00)	$(0.00)

Weighted average number of ordinary shares
Basic and diluted	99,903,473	99,903,473

The accompanying notes are an integral part of these financial statements.

SSHT S&T Group Ltd.

Condensed Consolidated Statements of Changes in Stockholders’ Equity (Deficit)

(unaudited)

	Common Stock		Additional paid in	Accumulated	Accumulated Other Comprehensive
	Shares	Amount	capital	Deficit	Income	Total
Balance, Decemeber 31, 2021	44,103,473	$44,103	$2,373,962	$(2,547,905)	$(1,534)	$(131,373)
Stock issued for services	55,800,000	55,800				55,800
Net income (loss)				10,437		10,437
Foreign currency translation adjustments, net of tax				5,169	2,163	7,332
Balance, Decemeber 31, 2022	99,903,473	99,903	2,373,962	$(2,532,299)	629	(57,805)
Net income (loss)				$(22,592)		(22,592)
Balance, March 31, 2023	99,903,473	$99,903	$2,373,962	$(2,554,891)	$629	$(80,397)

The accompanying notes are an integral part of these financial statements.

SSHT S&T Group Ltd.

Condensed Consolidated Statements of Cash Flows

(unaudited)

	For Three Months Ended
	Mar 31,
	2023	2022
Cash Flows From Operating Activities:
Net income (loss)	$(22,592)	$(67,656)
Adjustments to reconcile net loss to net cash used in operating activities:
Expenses paid by related party	-	11,856
Accounts payable and accrued liabilities	11,036
Depreciation	-
Impairment of goodwill
Accounts receivable
Stock-based compensation		-
Net cash used in operating activities	(11,556)	(55,800)

Cash Flows From Investing Activities:
Deconsolidation - cash held for sale
Purchase fixed assets
Net cash provided by investing activities	-	-

Cash Flows From Financing Activities:
Proceeds from related party loans	-	55,800
Net cash provided by financing activities	-	55,800

Net change in cash	(11,556)	-
Cash, beginning of period	22,569	-
Cash, end of period	$11,013	$-

The accompanying notes are an integral part of these financial statements.

SSHT S&T GROUP LTD.

NOTES TO CONDENSED FINANCIAL STATEMENTS

(Unaudited)

Note 1 – Organization and basis of accounting.

Business Description

SSHT S&T Group Ltd. (the “Company”) was incorporated on March 7, 1984, under the laws of the State of Oregon as Gold Genie Worldwide, Inc. On June 13,1988 the Company filed an amendment to its Articles of Incorporation and changed its name to Products, Services & Technology Corporation. On June 2, 1997, the Company redomiciled to Utah and changed its name to Wireless Data Solutions, Inc. on June 13, 1997. In August of 2007, the Company redomiciled to Nevada, where its registration remains active and in good standing. In December of 2021, the Company changed its name to SSHT S&T Group Ltd.

On December 5, 2022, the Company entered into an agreement with Wahoo Holdings Ltd., a British Virgin Islands corporation (“WHL”), whereunder the Company acquired 100% ownership interest in WHL for the issuance of 10,000,000 shares of the Company’s common stock. WHL through its China based subsidiaries, Shanghai Jieshi Management Consulting Co., Ltd. provides business consulting services and using a team of accounting and finance professionals offers its clients capital market research, back office support, financial accounting, listing support and support for mergers and acquisitions. The transaction closed effective December 08, 2022 and has been treated as a business combination under common control.

COVID 19

The recent COVID-19 pandemic could have an adverse impact on the Company going forward. COVID-19 has caused significant disruptions to the global financial markets, which may severely impact the Company’s ability to raise additional capital and to pursue certain planned business activities. The full impact of the COVID-19 outbreak continues to evolve as of the date of this report and is highly uncertain and subject to change. Management is actively monitoring the situation but given the daily evolution of the COVID-19 outbreak, the Company is not able to estimate the effects of the COVID-19 outbreak on its operations or financial condition in the next 12 months. There are no assurances that the Company will be able to meet its obligations, raise additional funds or continue to implement its planned business objectives to obtain profitable operations.

Basis of Presentation and Organization

This summary of significant accounting policies of SSHT S&T Group Ltd. (“the Company”) is presented to assist in understanding the Company’s financial statements. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the accompanying financial statements. While the Company has commenced generating revenues from its principal business purpose during the most recently completed quarter ended March 31, 2023, we remain in the development stage in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic No. 915 (SFAS No. 7). The Company has elected a fiscal year end of December 31.

The accompanying financial statements are prepared on the basis of accounting principles generally accepted in the United States of America (“GAAP”). The accompanying financial statements have been prepared assuming the continuation of the Company as a going concern. To continue as a going concern, the Company is actively pursuing additional funding and strategic partners to enable it to implement its business plan. In addition, the Company is also working to devote more efforts to improve its operation and generate more profits. Management believes that these actions will allow the Company to continue its operations through the next fiscal year.

Note 2 – Summary of significant accounting policies

Principals of Consolidation

The unaudited condensed consolidated financial statements include the accounts of the Company and its 100% controlled subsidiaries: Wahoo Holdings Ltd., a British Virgin Islands corporation, and Shanghai Jieshi Management Consulting Co., Ltd. a Chinese corporation. All significant intercompany balances and transactions have been eliminated.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant items subject to estimates and assumptions include timing of recognition of commission revenue on insurance policy renewals and expenses related thereto, along with costs associated with policy acquisition and our allowance for doubtful accounts. Actual results could differ from those estimates.

Cash and Cash Equivalents

For purposes of reporting within the statement of cash flows, the Company considers all cash on hand, cash accounts not subject to withdrawal restrictions or penalties, and all highly liquid debt instruments purchased with a maturity of three months or less to be cash and cash equivalents.

Share-based compensation

We account for stock-based compensation in accordance with ASC 718, Compensation – Stock Compensation. Under the fair value recognition provision of this guidance, share-based compensation cost is measured at the grant date based on the fair value of the award and is recognized as expense over the requisite service period and reduced for actual forfeitures in the period they occur. Stock-based compensation is included as consulting expenses in our consolidated statements of operations.

Acquisition

The Company accounts for business combinations in accordance with Accounting Standards Codification (“ASC”) 805, Business Combinations. The results of businesses acquired in a business combination are included in the Company’s consolidated financial statements from the date of the acquisition. Purchase accounting results in assets and liabilities of an acquired business generally being recorded at their estimated fair values on the acquisition date. Any excess consideration over the fair value of assets acquired and liabilities assumed is recognized as goodwill. Transaction costs associated with business combinations are expensed as incurred and are included in general and administrative related costs in the consolidated statements of operations. The Company performs valuations of assets acquired and liabilities assumed and allocates the purchase price to its respective assets and liabilities. Determining the fair value of assets acquired and liabilities assumed requires management to use significant judgment and estimates.

Accounts Receivable

The Company’s accounts receivables arise from provision of services to customers and reimbursements for our of pocket costs invoiced to customers. In general the Company invoices for services rendered at the time the service is provided or the cost incurred. In the event the Company does have accounts receivable, the Company will evaluate each reporting period to provide a reserve against accounts receivable for estimated losses that may result from a customer’s inability to pay based on customer-specific analysis and general matters such as current assessments of past due balances, economic conditions and forecasts, and historical credit loss activity. Amounts determined to be uncollectible will be charged or written-off.

Revenue Recognition

The Company has adopted ASC 606 — Revenue from Contracts with Customers. Under ASC 606, the Company recognizes revenue from service related agreements and contracts by applying the following steps: (1) identify the contract with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to each performance obligation in the contract; and (5) recognize revenue when each performance obligation is satisfied. Customers are billed for services in installments as they are performed either based on agreed contract terms or on a monthly basis for those clients to whom we provide recurring monthly services.

Property and Equipment, Net

Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation of property and equipment is computed using the straight-line method over their estimated useful lives of five to seven years for furniture and equipment and three to five years for computer hardware and software. Leasehold improvements are amortized on a straight-line basis over the lesser of their useful life or the term of the lease. Upon retirement or sale, the cost and related accumulated depreciation or amortization are removed from the Condensed Consolidated Balance Sheets and the resulting gain or loss is reflected in the Condensed Consolidated Statements of Operations. Repairs and maintenance are expensed as incurred.

Goodwill and Other Long-Lived Assets

Goodwill represents the excess of the cost of an acquired business over the fair value of the identifiable tangible and intangible assets acquired and liabilities assumed in a business combination.

In accordance with guidance within FASB ASC 350 “Intangibles - Goodwill and Other,” goodwill and identifiable intangible assets with indefinite lives are not subject to amortization but must be evaluated for impairment.

We evaluate long-lived assets, including finite-lived intangible assets, for impairment by comparison of the carrying amounts to future net undiscounted cash flows expected to be generated by such assets when events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Should an impairment exist, the impairment loss would be measured based on the excess carrying value of the asset over the asset’s fair value or estimates of future discounted cash flows.

For goodwill and indefinite-lived intangible assets, in-process research and development, we review for impairment annually and upon the occurrence of certain events as required by ASC Topic 350, “Intangibles — Goodwill and Other.” Goodwill and indefinite-lived intangible assets are tested at least annually for impairment and more frequently if events or changes in circumstances indicate that the asset might be impaired. We review goodwill for impairment by first assessing qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount as a basis for determining whether it is necessary to perform the two-step goodwill impairment test. If we are able to determine that it is not more likely than not that the fair value of a reporting unit is less than its carrying amount, we would conclude that goodwill is not impaired. If the carrying amount of a reporting unit is zero or negative, the second step of the impairment test is performed to measure the amount of impairment loss, if any, when it is more likely than not that a goodwill impairment exists.

Basic and Diluted Net Income (Loss) Per Share

The Company computes net income (loss) per share in accordance with ASC 260, Earning per Share. ASC 260 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing Diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive. At March 31, 2023 there were no potentially dilutive shares.

Fair Value of Financial Instruments

FASB ASC 820, Fair Value Measurements and Disclosures, defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. FASB ASC 820 also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. FASB ASC 820 describes three levels of inputs that may be used to measure fair value:

Level 1 – Quoted prices in active markets for identical assets or liabilities.

Level 2 – Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 – Unobservable inputs that are supported by little or no market activity and that are financial instruments whose values are determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which the determination of fair value requires significant judgment or estimation.

If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level of input that is significant to the fair value measurement of the instrument.

Foreign Currency

Translation and Remeasurement Items included in the condensed consolidated financial statements of the Company and its subsidiaries are measured using the currency of the primary economic environment in which the entity operates (the ‘functional currency’). The Company’s reporting currency is the U.S. dollar. The functional currency of subsidiaries based in China is the RMB. Companies based in the British Virgin Islands operate in US Dollars. All transactions initiated in RMB are translated into U.S. dollars in accordance with Accounting Standards Codification (“ASC”) 830-30, “Translation of Financial Statements,” as follows: monetary assets and liabilities are translated into U.S. dollars at exchange rates as of the balance sheet date and non-monetary assets, liabilities and equity are translated at historical rates. Sales and expenses are translated using a weighted average exchange rate for the period. All resulting exchange differences are recognized as other comprehensive income, a separate component of equity.

Income taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and net operating loss and credit carryforwards. Deferred tax assets and liabilities are measured at rates expected to apply to taxable income in the years in which those temporary differences and carryforwards are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statement of operations in the period that includes the enactment date. A valuation allowance is recorded when it is not more likely than not that all or a portion of the net deferred tax assets will be realized.

Recently issued accounting pronouncements

The Company has reviewed other recently issued accounting pronouncements and plans to adopt those that are applicable to it. The Company does not expect the adoption of any other pronouncements to have an impact on its results of operations or financial position.

Note 3 – Acquisitions

On December 5, 2022, the Company entered into an agreement with Wahoo Holdings Ltd., a British Virgin Islands corporation (“WHL”), whereunder the Company acquired 100% ownership interest in WHL for the issuance of 10,000,000 shares of the Company’s common stock. WHL through its China based subsidiaries, Shanghai Jieshi Management Consulting Co., Ltd. provides business consulting services and using a team of accounting and finance professionals offers its clients capital market research, back office support, financial accounting, listing support and support for mergers and acquisitions. The transaction closed effective December 08, 2022 and has been treated as a business combination under common control.

Tangible and intangible assets acquired were recorded based on their estimated fair values at the acquisition date. The excess of the purchase price over the fair value of the net assets acquired was recorded to goodwill. The Company fully impaired the goodwill during the year ended March 31, 2023.

Note 4 – Related Party Transactions

During the year ended March 31, 2023, Mr. Zonghan Wu advanced a total of $91,409 to the Company for payment of administrative expenses and legal fees. which amount remains due and payable.

Note 5 – Equity

On December 08, 2022, the Company issued 10,000,000 shares of common stock with respect to the acquisition of Wahoo Holdings Ltd, (BVI) discussed in Note 3 above.

As of March 31, 2023, the Company is authorized to issue 1,000,000,000 shares of common stock with a par value of $0.001. All shares have equal voting rights, are non-assessable, and have one vote per share. The total number of shares of Company common stock issued and outstanding as of March 31, 2023, and March 31, 2022, was 109,903,473 and 99,903,473 shares, respectively.

Note 6 - Commitments and Contingencies

The Group did not have other significant capital commitments or significant guarantees as of March 31, 2023, and 2022, respectively.

Note 7 - Subsequent Event

Management has evaluated subsequent events through the date of this filing. All subsequent events requiring recognition as of March 31, 2023, have been incorporated into these financial statements and there are no subsequent events that require disclosure in accordance with FASB ASC Topic 855, “Subsequent Events”.

OUTSIDE BACK COVER OF PROSPECTUS

We have not authorized any dealer, salesperson or any other person to give any information or to represent anything other than those contained in this prospectus in connection with the offer contained herein, and, if given or made, you should not rely upon such information or representations as having been authorized by SSHT S&T Group Ltd. This prospectus does not constitute an offer of any securities other than those to which it relates or an offer to sell, or a solicitation of an offer to buy, to those to which it relates in any state to any person to whom it is not lawful to make such offer in such state. The delivery of this prospectus at any time does not imply that the information herein is correct as of any time after the date of this prospectus.

DEALER PROSPECTUS DELIVERY REQUIREMENT

Until _______________, 20___ [90 days from the date of this prospectus], all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

SSHT S&T Group Ltd.

100,000,000 Shares

Common Stock

PROSPECTUS

July 6, 2023

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered. None of the following expenses are payable by the Selling Stockholders. All of the amounts shown are estimates, except for the SEC registration fee.

SEC registration fee	$110.20
Legal fees and expenses	20,000.00
Accounting fees and expenses	25,000.00
Miscellaneous	2,500.00
TOTAL	$47,610.20

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company’s directors and executive officers are indemnified as provided by the Nevada Revised Statutes and its Bylaws. These provisions state that the Company’s directors may cause the Company to indemnify a director or former director against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him as a result of him acting as a director. The indemnification of costs can include an amount paid to settle an action or satisfy a judgment. Such indemnification is at the discretion of the Company’s board of directors and is subject to the Securities and Exchange Commission’s policy regarding indemnification.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, The Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

RECENT SALES OF UNREGISTERED SECURITIES

Since March 31, 2020, we have issued the following unregistered securities:

Common Stock Issuances

On March 17, 2021, we issued a total of 11,000,000 shares of Common stock as compensation for consulting services to Haining Zhang and Quanleap LLC, and entity controlled by Haining Zhang.

On April 6, 2021, we issued a total of 21,000,000 shares of Common stock as compensation for consulting services to Haining Zhang and Quanleap LLC, and entity controlled by Haining Zhang.

On July 23, 2021, we issued 2,500,000 shares of Common stock as compensation for consulting services to Haining Zhang.

On February 11, 2022, we issued 55,800,000 shares of Common stock as compensation for consulting services to SSHT Int’l Holding Limited, an entity controlled by Zhibin Chen, our former director.

On December 8, 2022, we issued a total of 10,000,000 shares of Common stock to Xiaobei Huang, Dan Sun, Desheng Zhou, and Cheng Xu in conjunction with our acquisition of Wahoo Holdings, Ltd.

None of the foregoing transactions involved any underwriters, underwriting discounts or commissions, or any public offering. We believe the offers, sales and issuances of the above securities were exempt from registration under the Securities Act (or Regulation D or Regulation S promulgated thereunder) by virtue of Section 4(a)(2) of the Securities Act because the issuance of securities to the recipients did not involve a public offering, or in reliance on Rule 701 because the transactions were pursuant to compensatory benefit plans or contracts relating to compensation as provided under such rule. The recipients of the securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were placed upon the stock certificates issued in these transactions. All recipients had adequate access, through their relationships with us, to information about us. The sales of these securities were made without any general solicitation or advertising.

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) Exhibits

See the Exhibit Index immediately preceding the signature page hereto for a list of exhibits filed as part of this registration statement on Form S-1/A, which Exhibit Index is incorporated herein by reference.

(b) Financial Statement Schedules

All financial statement schedules are omitted because the information called for is not required or is shown either in the consolidated financial statements or in the notes thereto.

UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers, or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iii) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) (i) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(i) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Index to Exhibits

		Filed	Incorporated by Reference
Exhibit No.	Description	Herewith(*)	Filing Type	Date Filed
3.1	Articles of Incorporation		10-SB	03/07/1984
3.2	Articles of Incorporation, as amended		10-SB	06/13/1988
3.3	Bylaws		10-SB	06/02/1997
5.1	Opinion of JDT Legal, PLLC		S-1	05/11/2023
10.1	Definitive Share Exchange Agreement dated December 5, 2022, with Wahoo Holdings, Ltd.		S-1	05/11/2023
21.1	List of Subsidiaries		S-1	05/11/2023
23.1	Consent of Shandong Haoxin Certified Public Accountants Co., Ltd.	*
23.2	Consent of JDT Legal, PLLC (included in Exhibit 5.1)		S-1	05/11/2023
101	Interactive Data File	*
107	Calculation of Registration Fee		S-1	05/11/2023

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

SSHT S&T GROUP LTD.

Date:	July 6, 2023	By:	/s/ Zonghan Wu
		Name:	Zonghan Wu
		Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-1/A has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Zonghan Wu	Chief Executive Officer, Director	July 6, 2023
Zonghan Wu	(Principal Executive Officer)

/s/ Zonghan Wu	Principal Financial Officer and	July 6, 2023
Zonghan Wu	Principal Accounting Officer